Exhibit 10.1

SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

This Agreement is entered into as of October 12, 2005, by and among each of the Reliant Parties, OMOI, each of the California Parties, each of the Additional Claimants, each of the Class Action Parties, and each of the Local Governmental Parties.  Each of the Reliant Parties, OMOI, the California Parties, Additional Claimants, Class Action Parties, and Local Governmental Parties is a “Party,” and collectively they are “Parties” to this Agreement.  Unless otherwise expressly provided for herein, each capitalized term used in this Agreement shall have the meaning set forth for such term in Article 1 or as defined elsewhere in this Agreement.

RECITALS

A.  Whereas, various of the Parties are engaged in or interested in complex and disputed regulatory proceedings, appellate proceedings, litigation, and investigations regarding numerous issues and allegations arising from events in the California and western electricity and natural gas markets;

B.  Whereas, the Parties have determined that it is preferable to settle the disputes addressed herein, rather than litigate;

C.  Whereas, the Parties entered into a Memorandum of Understanding on August 12, 2005 (“Memorandum of Understanding”), under which they agreed to resolve their disputes and to further memorialize their settlement through this Agreement which will, when fully executed, and subject to the provisions of Section 8.9, supersede in its entirety the Memorandum of Understanding;

D.  Whereas, this Agreement contemplates a comprehensive resolution of all disputes and other matters addressed herein (i) through the settlement of the regulatory proceedings, appellate proceedings, litigation, and claims identified herein, and (ii) by effectuating the transactions, granting of rights and benefits, and assumption of obligations specified and provided for herein (such comprehensive resolution and such transactions are referred to herein collectively as the “Settlement”); and

E.  Whereas, CERS and Reliant concurrently are finalizing a settlement of the claims described in Section 8.7.2, below, as contemplated by the Memorandum of Understanding;

Now, Therefore, in consideration of the mutual covenants and agreements, and other good and valuable consideration provided for herein, and subject to and upon the terms and conditions hereof, the Parties agree as follows:

AGREEMENT

1.             DEFINITIONS

The following capitalized terms, which are in addition to other terms with initial capital letters defined in the body of this Agreement, when used in this Agreement, including the Exhibits hereto, shall have the meanings specified in this Article 1.

1.1           “Additional Claimants” means the Oregon Attorney General and the Washington Attorney General.

1.2           “Agreement” means this Settlement and Release of Claims Agreement, including all Exhibits, as the same may be amended, modified, supplemented, or replaced from time to time.

1.3           “Assigned Assets” means, collectively, the refunds and other rights to payment Reliant is assigning to the California Parties, effective as of the Settlement Effective Date, pursuant to Sections 4.3.1, 4.3.2 and 4.3.3 of this Agreement.

1.4           “Audit Period” has the meaning set forth in Section 5.6.1.

1.5           “Available Operating Capacity” has the meaning set forth in Section 5.1.

1.6           “Business Day” has the same meaning as provided in California Civil Code Section 9.

1.7           “California Attorney General” means the People of the State of California, ex rel. Bill Lockyer, Attorney General.

1.8           “California Class” means the plaintiff class representatives in the Wholesale Electricity Antitrust Cases, on behalf of themselves, and a settlement class composed of all persons and entities in the State of California who purchased electric power for purposes other than resale or distribution since July 1, 1998, including all persons and entities within the class definition pled in the Master Complaint filed in Wholesale Electricity Antitrust Cases.

1.9           “California Litigation Escrow” has the meaning set forth in Section 6.2.

1.10         “California Parties” means, collectively, PG&E, SCE, SDG&E, the California Attorney General, CERS, CEOB and the CPUC.

1.11         “California Utilities” means PG&E, SCE and SDG&E.

1.12         “CEOB” means the California Electricity Oversight Board.

1.13         “CERS” means the California Department of Water Resources acting solely under authority and powers created by California Assembly Bill 1 from the First Extraordinary Session of 2000-2001, codified in Sections 80000 through 80270 of the California Water Code.  CERS does not include the California Department of Water Resources with respect to the State Water Project.

1.14         “Class Action Effective Date” has the meaning set forth in Section 2.5.

1.15         “Class Action Parties” means the California Class and the Egger Class.

1.16         “Commandeering Litigation” means the litigation arising from the commandeering by Governor Davis of the block forward contracts of PG&E and SCE, including the coordinated proceedings pending before the Superior Court for the State of California for the County of Sacramento known as the Inverse Condemnation Cases, Judicial Council Coordination Proceeding No. 4203.

1.17         “CPUC” means the California Public Utilities Commission.

1.18         “CPUC General Order 167” means the “General Order Implementing and Enforcing Electric Generator General Duty Standards, Maintenance Standards, and ISO’s Outage Coordination Protocol” adopted by the CPUC in its Decision 04-05-018, and reported at 2004 Cal. PUC LEXIS 227 (May 6, 2004).

1.19         “Deemed Distribution” has the meaning set forth in Section 6.4.2.

1.20         “Deemed Distribution Participant” means the Market Participants listed on Exhibit C.

1.21         “Deposit Fund Account” has the meaning set forth in Section 4.2.4.

1.22         “Egger Class” means the plaintiffs in Egger, et al. v. Dynegy, Inc., et al., Case No. 03 CV 1060 RHW (S.D. Cal.) (“Egger”), on behalf of themselves and all persons and entities in Oregon, Washington, Utah, Nevada, Idaho, New Mexico, Montana and Arizona who purchased electric power for purposes other than resale or distribution since July 1, 1998, including all persons and entities within the class definition pled in Egger.

1.23         “Emissions Offset” means the claim for recovery of emissions costs incurred by a Market Participant’s generating units during the refund period as adopted by FERC.  See, e.g., San Diego Gas & Elec. Co. v. Sellers, et al., 96 FERC ¶ 61,120 at 61,519 (Jul. 25, 2001) (adopting emissions cost adjustment to seller refund liabilities).

1.24         “Execution Date” means the date this Agreement has been executed by the Reliant Parties, OMOI, each of the California Parties, each of the Additional Claimants, and each of the Class Action Parties.  The Execution Date may occur independently of any execution or non-execution of this Agreement by the Local Governmental Parties.

1.25         “FERC” means the Federal Energy Regulatory Commission.

1.26         “FERC Allowances Determination” means the FERC order directing the payment of Fuel Cost Allowances in the FERC Refund Proceedings, regardless of whether such order is subject to requests for stay, rehearing or appeal, provided that such order has not been stayed pending such rehearing or appeal.

1.27         “FERC Interest Determination” means the FERC order directing the payment of interest on receivables and refunds based on the ISO and PX settlement reruns and refund calculations, regardless of whether such order is subject to requests for stay, rehearing, or appeal, provided that such order has not been stayed pending such rehearing or appeal.

1.28         “FERC Interest Rate” shall have the meaning set forth in 18 C.F.R. § 35.19a(a)(2) (2005) or any successor thereto.

1.29         “FERC Receivables Determination” means the FERC order issued in the FERC Refund Proceedings which provides the Parties with sufficient information to establish the final amount of the Reliant Receivables, regardless of whether such order is subject to requests for stay, rehearing or appeal, provided that such order has not been stayed pending such rehearing or appeal.

1.30         “FERC Refund Allocation Matrix” means the matrix attached as Exhibit B that sets forth the various allocation percentages with respect to certain portions of the Settlement Amount that are applicable to each Settling Claimant and others that are owed refunds or other amounts in the FERC Refund Proceedings pursuant to this Agreement.

1.31         “FERC Refund Determination” means the FERC order establishing the amount of Reliant Refunds owed to Non-Settling Participants, regardless of whether such order is subject to requests for stay, rehearing or appeal, provided that such order has not been stayed pending such rehearing or appeal.

1.32         “FERC Refund Proceedings” means the proceedings conducted before FERC in FERC Docket Nos. EL00-95, et al., EL03-170, EL03-180, et al., PA02-2, IN03-10 and EL03-59 as they relate to sales in the ISO and PX markets and sales to CERS for the period January 1, 2000 - June 20, 2001, and any related appeals and/or petitions for review and any proceedings on remand.

1.33         “FERC Settlement Order” means the FERC order granting the Required Approval with respect to FERC, in accordance with Sections 10.1 and 10.1.1 of this Agreement.

1.34         “Final Staff Report” means the final report entitled “Final Report On Price Manipulation In Western Markets — Fact Finding Investigation Of Potential Manipulation Of Electric And Natural Gas Prices” issued by FERC staff on March 26, 2003 in Docket No. PA02-2.

1.35         “Fuel Cost Allowance” means the claim for recovery of fuel costs incurred by generating units made pursuant to FERC orders in the FERC Refund Proceedings.

See, e.g., San Diego Gas & Elec. Co., et al., 102 FERC ¶ 61,317 at PP 56-63 (Mar. 26, 2003), 103 FERC ¶ 61,078 (Apr. 22, 2003), 105 FERC ¶ 61,066 (Oct. 16, 2003), 107 FERC ¶ 61,166 (May 12, 2004), 108 FERC ¶ 61,219 (Sept. 2, 2004).

1.36         “GADS Data” has the meaning set forth in Section 5.6.2.

1.37         “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to a government.

1.38         “ISO” means the California Independent System Operator Corporation, a California public benefit corporation.

1.39         “Local Governmental Parties” means those of the following identified entities that have executed this Agreement on or about the Execution Date, subject to obtaining the approvals referenced in Section 10.2:  The City and County of San Francisco; the City of Oakland; the County of Santa Clara; the County of Contra Costa; Valley Center Municipal Water District; Padre Dam Municipal Water District; Ramona Municipal Water District; Helix Water District; Vista Irrigation District; Yuima Municipal Water District; Fallbrook Public Utility District; Borrego Water District; Metropolitan Transit Development Board; San Diego Trolley, Inc.; San Diego Transit Corporation; and Sweetwater Authority.

1.40         “Market Participants” means, other than the ISO and PX themselves, those entities that were ISO scheduling coordinators or PX participants or otherwise directly sold energy to or purchased energy from the ISO and/or PX during part or all of the Settlement Period.

1.41         “Memorandum of Understanding” has the meaning set forth in Paragraph C of the Recitals.

1.42         “NERC” means the North American Electric Reliability Council.

1.43         “Net Refund Recipient” means a Settling Participant that is owed net refunds after consideration of amounts that the particular Settling Participant may itself owe to the market in the form of refunds.

1.44         “Net Payers” has the meaning set forth in Section 6.4.4.

1.45         “Non-Settling Participants” means Market Participants other than the Reliant Parties, the California Parties, Additional Claimants, Class Action Parties, Local Governmental Parties, and the Opt-In Participants.

1.46         “OMOI” means FERC’s Office of Market Oversight and Investigations.

1.47         “Opt-In Participant” means a Market Participant that has elected to join this Settlement in accordance with Article 9.

1.48         “Oregon Attorney General” means the State of Oregon, Department of Justice, Office of the Attorney General, Hardy Myers, Attorney General.

1.49         “Partnership/Gaming Proceeding” means the proceedings in FERC Docket Nos. EL03-137, et al. (including Docket No. EL03-170) and EL03-180, et al. and any related appeals and/or petitions for review and any proceedings on remand.

1.50         “Party” and “Parties” have the meanings set forth in the preamble to this Agreement.

1.51         “PG&E” means Pacific Gas and Electric Company.

1.52         “PG&E Plan Escrow” means the escrow established by PG&E pursuant to PG&E’s plan of reorganization and other ancillary agreements for payment of its outstanding debts to the PX and to the ISO.

1.53         “Post-January 17, 2001 Period” means the period January 18, 2001 through June 20, 2001, but, with respect to PX transactions, not any period included in the Pre-January 18, 2001 Period.

1.54         “Pre-January 18, 2001 Period” means the period October 2, 2000 through January 17, 2001.  When applied to PX transactions, the Pre-January 18, 2000 period means the period October 2, 2000 through January 31, 2001.

1.55         “Pre-October Period” means the period May 1, 2000 through October 1, 2000.

1.56         “PX” means the California Power Exchange Corporation, a California public benefit corporation.

1.57         “PX Retained Claims Litigation” means the actions filed by the PX against former governors and officers of the PX for transactions and events that began prior to the effective date of the PX’s plan of reorganization on April 1, 2003.  These proceedings are identified in Attachment B-1 to the settlement agreement filed with FERC on September 1, 2005, as part of an offer of settlement in FERC Docket Nos. ER05-167, et al.

1.58         “PX Settlement Clearing Account” means any and all accounts of the PX or the reorganized PX holding funds in trust pursuant to the terms of the PX Tariff, ISO Tariff, or a court order.  The PX Settlement Clearing Account does not include collateral and funds held for payment of chargeback entitlements, which are maintained in segregated accounts, as those terms are defined in the PX’s First Amended Chapter 11 Plan.

1.59         “PX Wind-Up Charges” means the charges payable under FERC’s orders in FERC Docket Nos. ER05-167, ER02-2234, ER03-139, ER03-791, ER04-111 and ER04-785 or such other charges that the PX may seek from its Market Participants and that are put into effect through acceptance by FERC of a PX tariff.

1.60         “Receivables Excess” means the amount, if any, by which the actual Reliant Receivables are more than $299,546,045 as determined by FERC in the FERC Receivables Determination.

1.61         “Receivables Shortfall” or “Receivables Shortfalls” means the amount, if any, by which the actual Reliant Receivables are less than $299,546,045 as determined in the FERC Receivables Determination.

1.62         “Refund Period” means the period October 2, 2000 through June 20, 2001.

1.63         “Refund Excess” means the amount, if any, by which the funds deposited in the Reliant Refund Escrow for refunds to Non-Settling Participants based on the FERC Refund Allocation Matrix, exceed the amounts needed to satisfy all refund awards made to Non-Settling Participants for any particular period, e.g. the Pre-October Period, the Pre-January 18, 2001 Period, or the Post-January 17, 2001 Period, as determined by FERC.

1.64         “Refund Shortfall” means the amount, if any, by which the funds deposited in the Reliant Refund Escrow for refunds to Non-Settling Participants based on the FERC Refund Allocation Matrix, are insufficient to satisfy all refund awards made to Non-Settling Participants for any particular period, e.g. the Pre-October Period, the Pre-January 18, 2001 Period, or the Post-January 17, 2001 Period, as determined by FERC.

1.65         “Reliant” or the “Reliant Parties” means Reliant Energy, Inc., Reliant Energy Services, Inc., a Delaware corporation, Reliant Energy Power Generation, Inc., Reliant Energy California Holdings, Inc., Reliant Energy Coolwater, Inc., Reliant Energy Ellwood, Inc., Reliant Energy Etiwanda, Inc., Reliant Energy Mandalay, Inc., Reliant Energy Ormond Beach, Inc. and each of the affiliates and subsidiaries of Reliant Energy, Inc. listed on Exhibit A, which shall be bound to this Agreement by the execution of this Agreement by Reliant Energy, Inc.

1.66         “Reliant Gaming Settlement” means the Agreement and Stipulation filed in FERC Docket No. EL03-170 on August 29, 2003 and approved by FERC on March 4, 2004, Reliant Resources, Inc., 106 FERC ¶ 61,207 (2004).

1.67         “Reliant/OMOI Settlement” means the Stipulation and Consent Agreement in Docket Nos. EL03-59, IN03-10 and PA02-2, approved by FERC on October 2, 2003, Reliant Energy Services, Inc., 105 FERC ¶ 61,008 (2003), as modified by FERC order issued September 22, 2004, Reliant Energy Services, Inc., 108 FERC ¶ 61,278 (2004).

1.68         “Reliant Receivables” means all of Reliant’s rights and claims to payment by or from the PX and/or the ISO for sales of energy and ancillary services into the California power markets during the period January 1, 2000 through June 20, 2001 (including the amount of interest on unpaid amounts of Reliant Receivables, the right to which attaches to the Reliant Receivables).  As of August 12, 2005, the Parties were informed by the PX and ISO that Reliant has a claim to unpaid receivables, before interest, totaling $299,546,045.  The Reliant Receivables include $31,253,850, which reflects a reversal of the PX soft cap (as calculated in accordance with FERC’s order of April 26, 2001 in the FERC Refund Proceedings, San Diego Gas & Elec. Co. v. Sellers, 95 FERC ¶ 61,115 (2001)).  The Reliant Receivables shall not reflect any third party Emissions Offsets or Fuel Cost Allowance costs charged to Reliant.

1.69         “Reliant Refunds” means the amounts determined by FERC in the FERC Refund Proceedings that Reliant is required to pay to Market Participants.

1.70         “Reliant Refund Escrow” has the meaning set forth in Section 6.2.

1.71         “Required Approvals” means the approvals set forth in Article 10.1.

1.72         “RES” means Reliant Energy Services, Inc.

1.73         “SCE” means Southern California Edison Company.

1.74         “SDG&E” means San Diego Gas & Electric Company.

1.75         “Settlement” has the meaning set forth in Paragraph D of the Recitals.

1.76         “Settlement Amount” has the meaning set forth in Section 4.1.

1.77         “Settlement Effective Date” has the meaning set forth in Section 2.4.

1.78         “Settlement Period” means the period January 1, 2000 through December 31, 2001.

1.79         “Settling Claimants” means the Additional Claimants and the California Parties.

1.80         “Settling Participants” means the Settling Claimants and the Opt-In Participants.

1.81         “Stay Period” has the meaning set forth in Section 10.3.

1.82         “Unsettled Participant Refund Amount” has the meaning set forth in Section 7.2.

1.83         “Unsettled Reliant Refund Amount” has the meaning set forth in Section 7.1.3.

1.84         “Washington Attorney General” means the Washington State Office of the Attorney General, Rob McKenna, Attorney General.

1.85         “WECC” means the Western Electricity Coordinating Council (formerly the Western Systems Coordinating Council).

1.86         “Wholesale Electricity Antitrust Cases” means, collectively, Gordon v. Reliant Energy, Inc., et al., Case No. GIC 758487 (San Diego Super. Ct., Nov. 27, 2000); Hendricks v. Dynegy Power Marketing, Inc., et al., Case No. GIC 758565 (San

Diego Super. Ct., Nov. 29, 2000); Sweetwater Authority v. Dynegy Power Marketing, Inc., et al., Case No. GIC 760743 (San Diego Super. Ct., Jan. 16, 2001); State of California, ex rel. City Attorney for the City and County of San Francisco, Dennis J. Herrera v. Dynegy Power Marketing, Inc., et al., Case No. SCV 318189 (San Fran. Super. Ct., Jan. 18, 2001); Pier 23 Restaurant and Oscar’s Photo Lab v. PG&E Energy Trading, Inc., et al., Case No. SCV 318343 (San Fran. Super. Ct., Jan. 24, 2001); and Bustamante v. Dynegy, Inc., et al., Case No. BC 249705 (Los Angeles Super. Ct., May 2, 2001), previously coordinated as Wholesale Electricity Antitrust Cases I & II, California Judicial Council Coordination Proceeding Nos. 4204 and 4205.

1.87         “Williams, Dynegy, Duke, Mirant and Enron Settlements” means the settlements among certain suppliers involved in the FERC Refund Proceedings the California Parties, OMOI and others, each of which either was approved by FERC in orders reported at San Diego Gas & Elec. Co. v. Sellers, 108 FERC ¶ 61,002 (Jul. 2, 2004) (Williams); 109 FERC ¶ 61,071 (Oct. 25, 2004) (Dynegy); 109 FERC ¶ 61,257 (Dec. 7, 2004) (Duke); and 111 FERC ¶ 61,017 (Apr. 13, 2005) (Mirant), or, in the case of Enron, is pending approval before FERC in Docket No. EL00-95 (offer of settlement filed Aug. 24, 2005).

2.             CONDITIONS TO EFFECTIVENESS; SETTLEMENT EFFECTIVE DATE; TERMINATION

2.1           Agreement Binding on Execution Date.  Except (i) as provided in Section 2.3, and (ii) as to OMOI, whose obligations under this Agreement shall not be effective until the issuance of the FERC Settlement Order, this Agreement shall be a binding obligation of each Party immediately upon the Execution Date.  If any Local Governmental Entity has not yet received its approval (referenced in Section 10.2) by the Execution Date, the obligations as to that Local Governmental Entity shall not be effective until such approval is obtained.

2.2           Opt-In Participants.  Each Opt-In Participant shall be bound by all of the provisions of this Agreement in accordance with Section 9.1.

2.3           Conditions Precedent to Certain Obligations.  It is a condition precedent to (i) the obligation of a Party to make payments, assign receivables or other rights to payment, assume liabilities, or release claims hereunder, and (ii) the effectiveness of all releases and the withdrawals of claims, defenses, protests, petitions for rehearing and challenges specified hereunder, that the Settlement Effective Date has occurred.

2.4           Settlement Effective Date.  The “Settlement Effective Date” shall occur on the date, following the Execution Date, that the Required Approval with respect to FERC (as defined in Section 10.1) has been entered, issued, or otherwise obtained and is in full force and effect and not then stayed, notwithstanding that a request for stay, rehearing, or appeal may then be pending.  The Settlement Effective Date is not dependent on the occurrence of the Class Action Effective Date.

2.5           Class Action Effective Date.  The Class Action Effective Date with respect to the California Class shall be the date on which the order certifying the California Class for settlement purposes and the final judgment of approval as between Reliant and the California Class is final and no longer subject to any further appeal, and, with respect to the Egger Class, shall be that date on which the order certifying the Egger Class for settlement purposes, and the final judgment of approval of the Settlement as between Reliant and the Egger Class, is final and no longer subject to any further appeal.

2.6           Termination (Other Than As to Class Action Parties).  Except as provided in Section 2.7, if the Settlement Effective Date has not yet occurred, and unless otherwise agreed to by the Parties (other than the Class Action Parties) in writing, this Agreement shall terminate on the earlier to occur of :  (i) the date on which a FERC order rejecting the settlement in whole or in material part (including any refusal on the part of FERC to issue an order directing the PX to release funds from the PX Settlement Clearing Account as required in this Agreement) becomes final and no longer subject to appeal; or (ii) September 1, 2006.  Nothing herein shall be construed as obligating any Party to appeal an order that fails to approve this Settlement.

2.7           Effect of Termination.  In the event of termination pursuant to Section 2.6, this Agreement, except for the provisions set forth in this Section 2.7 and in Sections 10.3, 14.1, 14.3, 14.4, 14.5, 14.6, 15.3 and 15.4, shall be null and void and of no further effect, with all rights, duties and obligations of the Parties thereafter restored as if this Agreement had never been executed; provided, however, that the Parties may, in the sole discretion of each Party, agree to attempt to modify the Agreement in a manner that would resolve the grounds for which the Required Approval with respect to FERC was denied, and provided further that the tolling provision set out at Section 8.9 shall survive any such termination.

2.8           Termination as Between Reliant and the Class Action Parties.  The reciprocal obligations in this Agreement as between Reliant and each of the Class Action Parties shall terminate on the entry of an order of the pertinent court denying preliminary or final approval of this Agreement as to any such Class Action Party; provided that, if review of any such order is sought, the termination shall not be effective until the order is final.  Any such termination as between Reliant and the Class Action Parties has no effect on this Agreement as between Reliant and the Settling Participants.

3.             SETTLEMENT AND ACKNOWLEDGMENT

3.1           Settlement and Acknowledgement of Compromise.  The payments and other consideration specified in this Agreement, along with the covenants and obligations set forth in this Agreement, settle and compromise the Parties’ and Opt-In Participants’ claims in the releases set forth in this Agreement.

4.             MONETARY CONSIDERATION PROVIDED BY THE RELIANT PARTIES

4.1           Settlement Amount.  In consideration of the respective covenants herein, Reliant has provided or shall provide the monetary consideration set forth in Sections 4.1.1, 4.1.2, 4.1.3, 4.1.4 and 4.1.5 (collectively the “Settlement Amount”).

4.1.1        Reliant Receivables (approximately $299,546,045).  The Reliant Receivables shall be assigned to the California Parties free and clear of all liens, claims, encumbrances, and interests of any kind whatsoever, including any liens or encumbrances related to the borrowings referenced in Section 11.4.

4.1.2        Prior Settlement Amounts ($64,653,274).  Certain of Reliant’s prior settlements with FERC trial staff and OMOI shall comprise part of the Settlement Amount as follows:

(i)            The settlement amount of $836,000.16 previously negotiated by Reliant with respect to the Reliant Gaming Settlement shall comprise part of the Settlement Amount and shall be distributed pursuant to future FERC orders in the gaming proceedings, FERC Docket Nos. EL03-170.  The payment of $836,000.16 shall be in addition to the cash payments provided for in Sections 4.1.2(ii), 4.1.2(iii), 4.1.3 and 4.1.4 of this Agreement.

(ii)           The settlement amount of $13,817,274 previously negotiated by Reliant and FERC staff and approved by FERC on January 31, 2003, 102 FERC ¶ 61,108 (2003), with respect to withholding during the period June 20-21, 2000, for which sums have already been distributed, shall comprise part of the Settlement Amount, and the allocations already ordered by FERC shall not be revised.  All Parties and Opt-In Participants shall withdraw their objections to that settlement.

(iii)          The settlement amount of $50,000,000 previously negotiated by Reliant and OMOI in the Reliant/OMOI Settlement shall comprise part of the Settlement Amount, with the allocation as to Parties and Opt-In Participants to be established by the Pre-October Period Allocation percentages in the FERC Refund Allocation Matrix, and any allocations to other parties to be determined by further FERC order in the Partnership/Gaming Proceeding.  The payment of such $50,000,000 shall be in addition to the payments provided for in Sections 4.1.2(i), 4.1.2(ii), 4.1.3 and 4.1.4 of this Agreement.

4.1.3        Cash to Additional Claimants ($7,000,000).  Reliant shall pay $3,500,000 in cash to each of the Additional Claimants for a total of $7,000,000.

4.1.4        Additional Cash Consideration ($131,503,955).  Reliant shall pay in cash to the California Parties additional consideration of $131,503,955.

4.1.5        Interest on ISO and PX Transactions (estimated to be $10,000,000 - $25,000,000).  Reliant shall assign to the California Parties, free and clear of all liens, claims, encumbrances and interests of any kind whatsoever, any and all interest that, absent such assignment, Reliant would have been owed by the ISO and PX in relation to transactions from January 1, 2000 through June 20, 2001, which interest amount is estimated as of the date of this Agreement to be between $10,000,000 and $25,000,000.  The assigned interest will in no event be less than zero, and Reliant will be responsible for payment to the ISO and/or PX of any interest it is determined to owe to the ISO or PX in excess of interest owed to Reliant.

4.2           Settlement Amount Assignment and Payment Procedures.  The payment by Reliant of the Settlement Amount shall be accomplished as follows:

4.2.1        Assignment of Reliant Receivables.  As of the Settlement Effective Date (i) the Reliant Parties shall, and do hereby, waive and release their claims against the obligors on the Reliant Receivables and assign, sell, transfer, convey and deliver to the California Parties, free and clear of all claims, liens and encumbrances whatsoever, including any liens or encumbrances related to the borrowings referenced in Section 11.4, and (ii) the California Parties shall, and do hereby, assume, purchase, acquire and accept, without recourse to the Reliant Parties, all of the Reliant Parties’ right, title and interest in and to the Reliant Receivables and all claims, rights of action and defenses otherwise available to the Reliant Parties arising from or relating to the Reliant Receivables, as they may be adjusted at any time after August 12, 2005, whether in the preparatory rerun, in the FERC Refund Proceedings, or through any other ISO or PX settlement adjustments permitted under applicable ISO or PX tariffs.  The foregoing term “without recourse” shall not, however, limit or be construed as limiting in any way any rights the California Parties have with respect to the Reliant Parties pursuant to the express written provisions, representations and warranties of this Agreement.  Each of the Reliant Parties hereby irrevocably authorizes the California Parties, and their respective attorneys, agents, and employees, at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (i) describe the foregoing transfer, and (ii) provide any other information required by Part 5 of Article 9 of the Uniform Commercial Code of the jurisdiction in which such filing is made necessary for the sufficiency or filing office acceptance of such financing statements or amendments, including whether such Reliant Party is an organization, its type of organization and the charter or organization identification number issued to such Reliant Party.  The California Parties agree to provide the Reliant Parties with a reasonable opportunity to review and comment on any such

Uniform Commercial Code filings in advance of making such filings. Further, the Parties acknowledge and agree that: (i) the assignment of Reliant Receivables includes the right to interest on such Reliant Receivables pursuant to the FERC Interest Determination; (ii) the assignment of the Reliant Receivables pursuant to this Agreement does not include claims and defenses that arise as a result of the various contractual relationships among the Reliant Parties themselves; (iii) such claims and defenses shall not affect, hinder or impair the Reliant Receivables assigned to the California Parties hereunder; and (iv) the Reliant Receivables shall be used by the California Parties for the payment of refunds and other payments to Settling Participants as provided for under this Agreement or as the California Parties may separately agree upon among themselves as provided in Section 6.2.

4.2.2        Scope of Assigned Reliant Receivables.  Except as otherwise expressly provided herein, the Reliant Receivables shall include any and all positive or negative allocations of charges or credits that may be made by the ISO or PX that cause an adjustment up or down in the Reliant Receivables as a result of or on account of ISO and PX transactions by or concerning Reliant in the period from January 1, 2000 through June 20, 2001.  To the extent that the ISO or PX is determined in any future proceeding or for any reason to owe any additional amounts to Reliant or be owed any additional amounts by Reliant for the period from January 1, 2000 through June 20, 2001, such amounts are assigned to or, subject to the limitations set forth in Sections 6.9 and 8.7, become the responsibility of the California Parties.  However, charges or credits that pertain to Reliant transactions in the ISO or PX during periods prior to January 1, 2000 or after June 20, 2001 are not Reliant Receivables assigned to the California Parties, shall not in any way affect the Reliant Receivables, and shall remain the responsibility of or accrue to the benefit of Reliant.  FERC’s approval of this Agreement in the FERC Settlement Order shall constitute direction to the ISO and PX to recognize and implement the assignment of the Reliant Receivables, as provided in Sections 4.1.1, 4.2.1 and this 4.2.2 and the treatment of PX Wind-Up Charges as provided in Sections 7.4 and 8.7.7.

4.2.3        Transfer of Assigned Reliant Receivables Amount.  The FERC order described in Section 10.1 below shall be deemed to authorize and direct the PX to make the transfer set forth in Section 6.3.2.

4.2.4        Payment Associated with the Reliant Gaming Settlement.  Within ten (10) Business Days after the Settlement Effective Date, Reliant shall pay the amount of $836,000.16 to a Deposit Fund Account established by the United States Treasury on behalf of FERC, in accordance with the FERC’s orders regarding the Reliant Gaming Settlement and FERC orders in the gaming proceedings, FERC Docket Nos. EL03-137, et al.  All Parties and

Opt-In Participants shall remain free to assert any position they choose concerning the proper allocation by FERC of such settlement amount.

4.2.5        Payments Associated with the Reliant/OMOI Settlement.  Within ten (10) Business Days of the Settlement Effective Date, FERC shall cause to be transferred to an account designated by the California Parties any and all amounts paid by Reliant pursuant to the Reliant/OMOI Settlement that are allocable to Parties and Opt-In Participants as established by the allocation percentages for the Pre-October Period in the FERC Refund Allocation Matrix, but not Reliant/OMOI Settlement amounts allocable to Non-Settling Participants which shall be allocated in the Partnership/Gaming Proceeding.  Any additional payments owed by Reliant under the Reliant/OMOI Settlement shall be made when due to such account designated by the California Parties rather than the accounts specified in the Reliant/OMOI Settlement.  The payment schedule adopted in the Reliant/OMOI Settlement shall not be revised.  To ensure the timely performance of its payment obligations under the terms of the Reliant/OMOI Settlement, if, as of January 31, 2006 (or, if later, as of the Settlement Effective Date) the amount remaining to be paid under the Reliant/OMOI Settlement is greater than $10,000,000, then Reliant shall obtain, within ten (10) Business Days thereof, an irrevocable, standby letter of credit in the amount remaining to be paid under the Reliant/OMOI Settlement as of such date.  Any such letter of credit shall be, in form and substance, acceptable to the California Parties, and shall be issued by a U.S. commercial bank or foreign bank with a U.S. branch whose non-credit enhanced, senior unsecured long-term debt at all times prior to the expiration of the letter of credit is at least A- from S&P or A3 from Moody’s Investor Service.

4.2.6        Additional Cash Payments.  No later than ten (10) Business Days after the Settlement Effective Date, Reliant shall pay the cash amounts set forth in sub-sections (i) through (iii) of this Section 4.2.6:

(i)            $131,503,955 by wire transfer, from funds other than the Reliant Receivables, into an interest bearing escrow account designated as the Reliant Refund Escrow; and

(ii)           $3,500,0000 by wire transfer, from funds other than the Reliant Receivables, to the Oregon Attorney General, which shall be deposited into the Department of Justice Client Trust Account established pursuant to ORS 180.200, for distribution from that account by the Oregon Attorney General as provided by law for such funds; and

(iii)          $3,500,0000 by wire transfer, from funds other than the Reliant Receivables, to the Washington Attorney General, which shall be used for the direct or indirect benefit of energy consumers in the

State of Washington at the sole discretion of the Washington Attorney General.  Up to twelve percent (12%) of the total amount transferred to the Washington Attorney General may be used to pay for costs, attorneys’ fees and administrative expenses incurred by the Washington Attorney General in its investigation and settlement negotiations, including costs, attorneys’ fees, and administrative expenses related to implementation of this Agreement.

4.3           Assignment of Rights to Refunds and Other Rights to Payment (Assigned Assets).

4.3.1        Refunds Payable to Reliant Parties.  In addition to payment of the Settlement Amount, the Reliant Parties, except as provided below in Section 4.3.2, shall, and do hereby waive and release their claims to and assign, sell, transfer, convey and deliver to the California Parties, free and clear of all claims, liens, and encumbrances, effective as of the Settlement Effective Date, all of their right, title and interest in and to any additional refunds and associated interest, surcharges, and other charges that are either directly or indirectly through others allocated to any of the Reliant Parties and to which the Reliant Parties may be found to be entitled in FERC Docket Nos. EL00-95, et al, and EL00-98, et al., including any refunds from suppliers payable to Reliant pursuant to a settlement of the type described in Section 8.7.6 of this Agreement.

4.3.2        Refunds Payable by CERS.  In addition to payment of the Settlement Amount, the Reliant Parties shall, and do hereby waive and release their claims to and assign, sell, transfer, convey and deliver to CERS free and clear of all claims, liens, and encumbrances, effective as of the Settlement Effective Date, all of their right, title and interest in and to any refunds and associated interest resulting from any mitigation of sales by CERS of imbalance energy into the ISO real-time market, as well as surcharges and other charges associated with such sales, that may be payable pursuant to FERC’s May 12, 2004 Order on Requests for Rehearing and Clarification in Docket Nos. EL00-95, et al., and EL00-98, et. al., and subsequent orders, and all of their right, title and interest in and to any such refunds and associated interest, surcharges, and other charges that are either directly or indirectly through others allocated to any of the Reliant Parties

4.3.3        Assignment of Retained Claims Litigation, Commandeering Litigation.  The Reliant Parties waive and release and assign to PG&E, SCE and SDG&E (for the benefit of their ratepayers), free and clear of any interests, liens, claims and encumbrances, effective as of the Settlement Effective Date, any claim that Reliant may have had to proceeds of the PX Retained Claims Litigation and proceeds from the Commandeering Litigation.

4.4           This Section intentionally left blank.

4.5           Cooperation.  The Parties shall cooperate with each other in providing the data and information necessary to implement this Article 4.

4.6           Failure of Consideration.  In the event that (i) the assignment of the Reliant Receivables to the California Parties as provided for under Sections 4.1.1 and 4.2.1 or assignment of the Assigned Assets as provided for under Section 4.3 fails as a result a breach by Reliant of its representations and warranties set forth in Section 11.1 and/or Section 11.2 and/or Section 11.4; (ii) the Reliant Receivables or any other rights to payment assigned pursuant hereto fail to transfer to the California Parties, pursuant to Sections 4.2.3, 4.3 and 6.3, free and clear of all liens, claims, encumbrances and interests of any kind whatsoever; (iii) the cash transfers required of Reliant pursuant to Sections 4.1.3, 4.1.4 and 4.2.6 are not timely made, in whole or in part, as required by this Agreement; or (iv) any Reliant Party takes any of the following actions, or any of the following actions are taken against any Reliant Party, and that action is reasonably likely to have a material adverse effect on the ability of the other Reliant Parties to perform fully and timely their obligations under this Agreement:  (a) it commences a voluntary case, or an involuntary case is commenced against it and not dismissed within thirty (30) days thereafter, within the meaning of the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), (b) it consents to the appointment of a custodian of it or for all or substantially all of its property, or (c) it makes a general assignment for the benefit of its creditors, then the California Parties may at their option, subject to the Reliant Parties’ cure rights set forth below, terminate this Agreement in writing in its entirety ab initio except as to the tolling provisions of this Agreement and the other provision of this Agreement identified in Section 2.7, i.e., as though the Settlement Effective Date had never occurred.  All notices of termination delivered pursuant to this Section 4.6 shall be in writing and addressed to the Reliant Parties in accordance with the notice provisions set forth herein, and clearly state the grounds for termination, the identity of any Reliant Parties as to which clause (iv) above applies (if applicable), and the date on and after which such termination shall be effective.  If the grounds for termination include clause (i) and/or (ii) and/or (iii) above and one or more of the Reliant Parties completely cures all defaults under those clauses that are identified in the California Parties’ notice of termination within five (5) Business Days after the Reliant Parties’ receipt of that notice of termination, including payment of interest at the FERC Interest Rate on any payments past due under this Agreement, then this Agreement shall not terminate ab initio and all defaults identified in the California Parties’ notice of termination with respect to clause (i) and/or clause (ii) and/or clause (iii) above shall be deemed to have been cured.

5.             RELIANT’S NON-MONETARY CONSIDERATION

5.1           Extension of Reliant’s Must-Offer Obligation.  Upon the termination of Reliant’s must-offer obligation pursuant to FERC’s Order Approving Stipulation and Consent Agreement, Fact-Finding Investigation into Possible Manipulation of Electric and Natural Gas Prices, 102 FERC ¶ 61,108 at 61,289 (2003), Reliant shall continue to abide by a must-offer obligation for two additional years, by which it will submit supplemental energy bids for all uncommitted, Available Operating Capacity, as defined in this Section 5.1, from its generation assets located in California into the ISO imbalance energy market for all hours for which the ISO has issued a 24-Hour Forecast or Alert Notice pursuant to its Operating Protocol E-508 (Sep. 8, 2003).  “Available Operating Capacity” is the unloaded and otherwise uncommitted capacity at the time a supplemental energy bid is submitted from a generating unit that is either on-line and synchronized or capable of being on-line and synchronized, calculated at the unit’s maximum operating level:

(i)            Adjusted for legitimate operating limitations, maintenance outages or reductions in capacity;

(ii)           Adjusted for any limitations on operation under applicable law;

(iii)          Adjusted for limitations under reliability must run agreements;

(iv)          Minus capacity committed to be scheduled under a bilateral agreement;

(v)           Minus capacity subject to real-time control by unaffiliated third-parties;

(vi)          Minus capacity committed to provide ancillary services to the ISO either through the ISO’s Ancillary Services market or through self-provision by a Scheduling Coordinator;

(vii)         Minus capacity committed to self-provide station power; and

(viii)        Minus the capacity committed to deliver energy or provide operating reserve to an electric distribution utility to serve retail customers.

5.2           Reliant Compliance with FERC Market Behavior Rules.  Reliant shall comply with FERC’s Docket No. EL01-118 market behavior rules, as they may be in force and amended from time to time.  Reliant will not challenge, by means of objection, rehearing, appeal or otherwise, the market behavior rules adopted in the November 17, 2003 order, Investigation of Terms and Conditions of Public Utility Market-Based Rate Authorizations, 105 FERC ¶ 61,218 (2003), and the May 19, 2004 order on rehearing, 107 FERC ¶ 61,175 (2004), provided that this commitment will not limit or restrict Reliant’s right to participate in any future proceeding in the event of a remand to FERC of the market behavior rules by the Court in Cinergy Marketing & Trading, L.P. v. FERC, Nos. 04-1168, et al. (D.C. Cir.), or to defend itself in any FERC investigation or complaint proceeding involving an alleged violation of such market behavior rules or to comment in any future proceeding on the interpretation or application of the market behavior rules.

5.3           Reliant Compliance with ISO Tariff.  Reliant will comply with applicable ISO tariff provisions; provided, however, that each of the Parties is free to advocate changes in those tariff provisions.

5.4           Reliant Cooperation with Respect to Claims Against Other Entities.

5.4.1        Cooperation with the California Parties and Class Action Parties.  Reliant will cooperate with the California Parties in pursuing claims and potential claims against suppliers other than Reliant relating to the operation of the California electricity and natural gas markets during the period January 1, 2000 through June 20, 2001, by making available to the California Parties such information and documents as they may specify that are (i) relevant to such claims, (ii) in its possession or control, and (iii) not proprietary or privileged.  With respect to issues concerning the California or western electricity markets, Reliant shall make available to the California Parties and the Class Action Parties any current employees or consultants with knowledge of such information as witnesses; provided that, interviews or depositions shall be scheduled at mutually convenient times and the California Parties and Class Action Parties shall coordinate their requests for both documents and witnesses so as to avoid duplication and unnecessary burden on Reliant.  With respect to issues concerning natural gas markets, Reliant shall make available to the California Parties any current employees with knowledge of such information as witnesses; provided that, interviews or depositions shall be scheduled at mutually convenient times and the California Parties shall coordinate their requests for both documents and witnesses so as to avoid duplication and unnecessary burden on Reliant.  OMOI shall be permitted to attend and ask questions at any interview or deposition conducted pursuant to this Section 5.4.1, and, at its request, shall be provided with copies of any written information provided through such cooperative efforts.  With respect to the Class Action Parties, Reliant will accept service by e-mail or fax delivery of document requests concerning matters relevant to the Class Action Parties’ claims arising from the operation of the California or western electricity markets during the period from January 1, 2000 through June 20, 2001, provided Reliant is given reasonable time to comply.  Such cooperation as set forth in this Section 5.4.1 shall be effective as of the Settlement Effective Date.

5.4.2        Responsibility for Costs.  Each of the California Parties or Class Action Parties that invokes its rights under the foregoing provisions to obtain Reliant’s cooperation shall reimburse Reliant for reasonable out-of-pocket expenses (except for attorneys’ fees) incurred by Reliant in connection with providing that Party or Parties the cooperation specified in Section 5.4.1.  Only Parties that have made a request for cooperation under Section 5.4.1 shall be responsible to Reliant for such reimbursement of costs associated with the request.

5.5           Extension of Certain Power Sales Conditions.  Reliant will comply with the following power sales conditions (from Article IV, Section 3 of the Reliant/OMOI Settlement) with respect to its sales of electricity in the WECC through December 31, 2006.  RES will sell power (other than any power that may be the subject of the auction described in Section IV, paragraph 4 of the Reliant/OMOI Settlement) at market-based rates subject to the following conditions:

5.5.1        Reliant to Provide Monthly Reports to OMOI.  RES’s sales of electricity in the United States portion of the WECC will be subject to review by FERC.  During the period ending December 31, 2006, RES shall provide monthly reports to OMOI, including the information in Section 5.5.2, pursuant to the confidentiality provisions of 18 C.F.R. § 388.112 (2005).  Such reports shall be provided to OMOI within ten (10) Business Days of the end of each calendar month through December, 2006.

5.5.2        Reports to Include Data on Electricity Trades.  On a transaction-by-transaction basis, RES shall provide to OMOI data on all its completed electricity trades in the United States portion of the WECC.  The data shall include counter-party name and buy-sell indication, and if executed on an electronic trading platform, the name of the electronic trading platform.  The reports shall further provide price, quantity, transaction date, start and end date, and delivery point for each transaction.  RES shall provide any additional information regarding such trades as OMOI reasonably requests.

5.5.3        Reliant Communications Subject to OMOI Review.  RES shall provide OMOI upon request, pursuant to the confidentiality provisions of 18 C.F.R. § 388.112 (2005), with copies of emails, instant messages (e.g., AOL Instant Messages) and telephone conversations of RES’s power traders with market participants for transactions in the United States portion of the WECC that OMOI randomly requests for review by OMOI.  To facilitate OMOI’s review, RES will retain copies of emails of employees trading electricity in the United States portion of the WECC beginning on the effective date of the Reliant/OMOI Settlement and continuing thereafter on a rolling six-month basis.  Beginning with the effective date of the Reliant/OMOI Settlement and continuing for three years thereafter, RES will also retain copies, in audiotape or electronic audio file format, of all telephone conversations of employees trading electricity in the United States.  In addition, Reliant’s Compliance Director for Trading and Compliance Manager for Trading will be located on the trade floor(s) to monitor trading activity and will also randomly monitor emails, instant messages and telephone conversations and will provide to OMOI monthly reports of this monitoring activity, pursuant to the confidentiality provisions of 18 C.F.R. § 388.112 (2005).

5.6           Generation Outage Audit and Compliance Program.

5.6.1        Semi-Annual Outage Audits.  For a period of twelve (12) months following the Settlement Effective Date (the “Audit Period”), Reliant shall, at its expense, retain Washington Group International, or if Washington Group International is unable to perform the audit, another independent consulting or engineering company mutually agreed upon by Reliant and the CPUC, to perform semi-annual audits of outages during the Audit Period at Reliant’s generating plants in California.  The findings of each audit shall be provided directly by that independent company to OMOI and the CPUC, and shall be provided simultaneously to Reliant, without prior review by Reliant.  The audits shall review whether plant outages were legitimate and of an appropriate duration under the circumstances relevant to each outage.

5.6.2        CPUC Review of Reliant GADS Data.  Within 30 days of the Settlement Effective Date, Reliant shall provide to the CPUC Reliant’s operations data for the “Generation Availability Data System” (“GADS Data”), compiled by the North American Electric Reliability Council (“NERC”), for the period January 1998 through November 2004.  For a period of thirty-six (36) months from the Settlement Effective Date, Reliant shall submit its GADS Data for Reliant’s California plants to NERC, and shall simultaneously authorize NERC to release that data and provide it directly to the CPUC.  Reliant may request that the CPUC treat all or part of the GADS Data confidentially, and the CPUC will rule on such requests pursuant to the California Public Records Act (Title 1, Division 7, Chapter 3.5 of the California Government Code).

5.6.3        Reliant Compliance with CPUC General Order 167.  Reliant shall comply with the requirements set forth in CPUC General Order 167, provided, however, that Reliant is free to advocate changes to such requirements, and to challenge the applicability of such requirements to Reliant.

5.6.4        Reliant Compliance with CPUC Document Requests.  Reliant shall comply with requests by the CPUC for inspection of non-privileged documents under Reliant’s control, to the extent required by applicable state and federal law.

5.7           Antitrust Compliance Program.  Reliant Energy, Inc. shall institute, within thirty (30) Business Days after the Settlement Effective Date, an antitrust compliance program.  The antitrust compliance program shall include not less than the following for directors, officers and employees of Reliant Energy, Inc.’s western commercial operations:  (i) mandatory antitrust training, which may be computer based training, for each officer and employee; (ii) written compliance standards to be distributed to each officer and employee; (iii) annual review of the compliance program by the officers and directors of Reliant Energy, Inc.

responsible for this program; (iv) appointment of an antitrust compliance officer or an antitrust compliance committee, which may be the Ethics or Compliance Officer and the Office of Ethics and Compliance of Reliant Energy, Inc.; (v) confidential reporting systems; (vi) disciplinary mechanisms to ensure enforcement of standards; and (vii) protocols and procedures for initiating and concluding internal investigations.  For purposes of this Section 5.7, with respect to Reliant Energy, Inc., the term “employee” shall mean all U.S. exempt employees at the manager level or above for western commercial operations, and the terms “officers” and “directors” shall mean, respectively, the U.S. officers directing western commercial operations and U.S. directors of Reliant Energy, Inc.  Nothing in this Section 5.7 is intended to suggest or reflect that any antitrust compliance program currently maintained by Reliant Energy, Inc. is not fully compliant with the requirements set out herein.

5.8           ISO and PX Information.  The Reliant Parties authorize the ISO and PX to provide to the California Parties on or after the Execution Date any additional information, materials, or data that would otherwise be available to one or more of the Reliant Parties and that are otherwise not available to the California Parties and that are related to Reliant’s sales and purchases in the ISO and/or PX markets during the Settlement Period; provided, that except as otherwise provided by applicable law, each of the California Parties agrees that it shall maintain such information in confidence and shall not disclose it to third parties other than (i) to its employees, lenders, counsel, accountants, advisors, or consultants who have a need to know such information for purposes of implementing or administering this Agreement (including the determination or allocation of the settlement proceeds) and who have agreed to keep such information confidential, or (ii) to OMOI, which shall treat any such information so provided as privileged pursuant to 18 C.F.R. § 388.112(c) (2005) and shall place such information in a non-public file, or (iii) to FERC or a court to the extent necessary to implement this Agreement or to pursue claims against entities other than Reliant relating to the Settlement Period, or (iv) as required by applicable law, rule, or regulation or any administrative, legislative, or judicial order.

6.             DISPOSITION AND ALLOCATION OF THE SETTLEMENT AMOUNT

6.1           Allocation and Distribution of the Settlement Amount.  The Settlement Amount to be provided pursuant to Section 4.1 shall be allocated and distributed among certain Market Participants and others in the manner set forth in this Article 6.  For purposes of this Article 6, the period May 1, 2000 through June 20, 2001 shall be divided into the Pre-October Period, the Pre-January 18, 2001 Period, and the Post-January 17, 2001 Period.

6.2           Escrow Accounts.  No later than ten (10) Business Days after the Settlement Effective Date, the California Parties shall establish an escrow account (the “Reliant Refund Escrow”) for the purpose of receiving, holding and transferring the Reliant Receivables and certain cash payments to the extent provided for herein.  The California Parties shall also establish a separate escrow account (the

“California Litigation Escrow”) for the purpose of receiving, holding and transferring such portion of the Reliant Receivables and cash payments that may be required or permitted herein to be transferred to the California Litigation Escrow as the California Parties may agree upon among themselves.  The California Parties may from time to time transfer to the California Litigation Escrow amounts in the Reliant Refund Escrow that are not needed for refunds to others, provided however that no such transfer shall occur before the principal payments described in Section 6.4.7 are effectuated.  The costs of creating and maintaining the Reliant Refund Escrow, the California Litigation Escrow, and any other escrow accounts created in connection with this Agreement shall be the responsibility of the California Parties.  In the event that both the Reliant Refund Escrow and the California Litigation Escrow are not available to begin receiving funds ten (10) Business Days after the Settlement Effective Date, then all time periods provided in this Agreement for the payment of funds that include payments to or from the Reliant Refund Escrow or the California Litigation Escrow shall be extended by the number of days between the tenth (10th) Business Day after the Settlement Effective Date and the date on which both the Reliant Refund Escrow and the California Litigation Escrow are available to begin receiving funds.  Upon payment by the Reliant Parties of the cash consideration required pursuant to Section 4.2.6 of this Agreement, except as expressly provided herein, the Reliant Parties shall have no further liability or obligation to make payments into the Reliant Refund Escrow or the California Litigation Escrow.

6.3           Transfer of Reliant Receivables.

6.3.1        Notice to the ISO and the PX.  No later than six (6) Business Days after the Settlement Effective Date, the California Parties shall advise the ISO and the PX that the full amount of the Reliant Receivables has been assigned to the California Parties pursuant to Section 4.2.1, and such assigned Reliant Receivables shall be applied to the funding of the consideration provided for in this Agreement.  The California Parties also shall identify for the PX the amounts of any Deemed Distributions, as provided for in Section 6.4.2.

6.3.2        Transfer of Reliant Receivables to Reliant Refund Escrow.  No later than ten (10) Business Days after the Settlement Effective Date, the PX shall transfer a cash payment from the PX Settlement Clearing Account to the Reliant Refund Escrow, equal to the then current estimated amount of the Reliant Receivables, excluding interest thereon, (i) less an amount equal to the total of all Deemed Distributions pursuant to Section 6.4.2, (ii) less an amount equal to all distributions of funds relating to the period January 1, 2000 through June 20, 2001 (including interest thereon) that have been paid by the ISO or the PX to the Reliant Parties after the Execution Date but prior to such cash transfer (such distributions being subject to Section 6.3.4), (iii) plus the amounts owed by Market Participants with negative allocations shown on the FERC Refund

Allocation Matrix, provided that, consistent with a settlement among Enron, OMOI, and the California Parties, the amount relating to Enron as shown on the FERC Refund Allocation Matrix shall be transferred without reduction for Fuel Cost Allowance or Emissions Offset (under that agreement Enron is a Net Payer in the amount of $2,370,437).  Subject to the provisions of Section 4.5, the Reliant Parties will comply with their obligations as specified in other provisions of this Agreement, but shall have no additional obligations with respect to the amount referenced in this Section 6.3.2, including with respect to whether such amount is actually transferred by the PX or deposited into the Reliant Refund Escrow.

6.3.3        Transfer of Reliant Receivables to California Litigation Escrow.  Upon a final determination of the amount of the Reliant Receivables in the FERC Receivables Determination, the PX shall transfer and deposit into the California Litigation Escrow the amount, if any, by which the Reliant Receivables exceeds the sum of the amounts transferred to the Reliant Refund Escrow pursuant to Section 6.3.2 and the amounts credited as Deemed Distributions.  The Reliant Parties will comply with their obligations as specified in other provisions of this Agreement, but shall have no additional obligations with respect to the amounts referenced in this Section 6.3.3, including with respect to whether such amounts are actually transferred or deposited into the California Litigation Escrow.

6.3.4        Early Distribution of Reliant Receivables.  In the event the ISO or PX distributes to Reliant any part of the Reliant Receivables subsequent to August 12, 2005 and prior to the final distribution of funds pursuant to Section 6.3.2 (including distributions occurring prior to the Settlement Effective Date), the Reliant Party receiving such Reliant Receivables shall hold such amounts in trust for the California Parties and within fifteen (15) Business Days (or, in the case of such distributions prior to the Settlement Effective Date, within fifteen (15) Business Days after the Settlement Effective Date) transfer an equal amount, plus associated interest at the annual rate of 3.75%, to the Reliant Refund Escrow or such other escrow as the California Parties may designate.

6.4           Allocation to Market Participants.

6.4.1        FERC Refund Allocation Matrix.  The FERC Refund Allocation Matrix, Exhibit B, shows the allocation, as determined by the California Parties, among the California Parties and those other Market Participants that are owed refunds.  The FERC Refund Allocation Matrix contains an allocation to three time periods (the Pre-October Period, the Pre-January 18, 2001 Period and the Post-January 17, 2001 Period) of refunds available for Settling Participants.  The amounts shown in the FERC Refund Allocation Matrix reflect, among other things, an allowance for the Fuel Cost Allowance claims previously submitted by the Reliant

Parties in the FERC Refund Proceedings in the amount reflected in Section 6.4.4.  Subject to the adjustments set forth herein, each Settling Participant shall be allocated the net refund amounts shown for that Settling Participant on the FERC Refund Allocation Matrix.  All distributions of funds according to the FERC Refund Allocation Matrix shall be paid in cash or as Deemed Distributions (as described in Section 6.4.2) to those entities entitled to receive funds in accordance with the FERC Refund Allocation Matrix and which are either Parties to this Agreement or which are Opt-In Participants as defined in Section 9.1.  Refunds with respect to the Pre-October Period shall be allocated only with respect to purchases during the period May 1, 2000 through October 1, 2000.  The additional amount shown on the FERC Refund Allocation Matrix as being payable to the California Parties’ account shall be allocated pursuant to a separate agreement among the California Parties.

6.4.2        Deemed Distributions to Deemed Distribution Participants.  Certain Settling Participants, including PG&E, owe pre-refund amounts to the PX or ISO for transactions during the period from January 1, 2000 through June 20, 2001 or owe refunds to the market as calculated in Exhibit Nos. CPX-51 and ISO-30 in the FERC Refund Proceedings for that period and are listed in Exhibit C as Deemed Distribution Participants.  Distribution of settlement proceeds to Deemed Distribution Participants under this Agreement will take the form of a reduction (a “Deemed Distribution”) against such amounts owed and shall be reflected on the books of the ISO and PX.  The Parties agree, and the FERC Settlement Order shall constitute FERC’s determination, that the PG&E Plan Escrow may be reduced in an amount equal to PG&E’s Deemed Distributions under this Agreement.  Other Settling Participants who do not qualify as Net Refund Recipients shall also receive their allocable refunds in the form of an offset against their outstanding market obligations.

6.4.3        Net Refund Recipients.  Except as provided for Deemed Distribution Participants, the net refunds to be paid to each Settling Participant as shown on Exhibit B shall be paid from the Reliant Refund Escrow in the form of cash.

6.4.4        Fuel Cost Allowances and Emissions Offsets.  The Settlement and the FERC Refund Allocation Matrix reflect an agreed upon Emissions Offset of $14,604,291 and an agreed upon Fuel Cost Allowance of $63,250,845.  The Reliant Parties shall not seek any additional Fuel Cost Allowance or any additional Emissions Offset as against the Settling Participants for the period beginning January 1, 2000 through June 20, 2001.  Settling Participants are responsible for their ultimate allocable share of the agreed upon Fuel Cost Allowance and Emissions Offset, with the allocation based on the FERC Allowances Determination.  The Fuel Cost Allowance and Emissions Offset provided for herein shall, as to the total amounts applicable to the market as a whole, remain fixed as to the Parties and the

Opt-In Settling Participants.  The proposed allocation of charges for such allowance to individual Market Participants, which is currently based on gross load, shall be subject to adjustment and “true-up” to comply with the FERC Allowances Determination.  Because the charges for Fuel Cost Allowances and Emissions Offsets can exceed the refunds due to a Market Participant, some Market Participants may be shown as owing money in the FERC Refund Allocation Matrix.  Such Market Participants that become Settling Participants (“Net Payers”) will not receive or be liable for payment until the date that FERC requires Market Participants to pay such allowances in the FERC Refund Proceedings, at which time the payments owed to or owing from such Net Payers will be adjusted based on the FERC Allowances Determination.

6.4.5        Payment of Interest.  No interest on refunds under this Settlement or on Reliant’s Receivables shall be released from the PX Settlement Clearing Account or paid to any Party or Opt-In Participant until the FERC Interest Determination has been issued and taken effect without being stayed.  At such time, interest shall be paid to each Party or other Market Participant in accordance with the FERC Interest Determination, except that all net interest otherwise due to Reliant for transactions from January 1, 2000 through June 20, 2001, is assigned and shall be paid to the California Parties as provided for in Sections 4.1.5 and 4.2.1.  Notwithstanding the foregoing, the amounts allocated as refunds in the FERC Refund Allocation Matrix for the Pre-October Period shall not bear interest except as may be earned in any escrows or accounts separately established under this Settlement and interest accruals shall further be subject to the limitations set forth in Section 7.3.

6.4.6        Net Payer.  Any amount shown on the FERC Refund Allocation Matrix as owed by a Party other than Reliant, or by an Opt-In Participant, will be reflected on the books of the ISO and PX as an additional amount owed by that Party or Opt-In Participant.  To determine whether an amount is owed for purposes of the foregoing sentence, amounts relating to particular periods, e.g. the Pre-October Period, the Pre-January 18, 2001 Period or the Post- January 17, 2001 Period, shall be netted against each other.

6.4.7        Timing of Payments.  Except as provided in Section 6.4.5, principal payments on refunds reflecting the amount shown in the FERC Refund Allocation Matrix, either in the form of cash from the Reliant Refund Escrow or through the offset of payables provided for in the case of Deemed Distributions, shall be effectuated for Settling Participants, including Opt-In Participants, no later than twenty (20) Business Days after the Settlement Effective Date.

6.4.8        Distributions to Non-Settling Participants and Disposition of Escrowed Funds.  Amounts specified on the FERC Refund Allocation Matrix as payable to Market Participants who, by not making the election provided in Article 9, become Non-Settling Participants will be retained in the Reliant Refund Escrow until issuance of the FERC Refund Determination.  If FERC determines that Reliant owes refunds pursuant to the FERC Refund Determination or interest pursuant to the FERC Interest Determination to any Non-Settling Participant, it shall be paid first from the amounts retained in relation to Non-Settling Participants in the Reliant Refund Escrow, until such funds are exhausted, with any balance to be paid pursuant to Section 6.8.  To the extent that amounts set aside for Non-Settling Participants in the Reliant Refund Escrow are in excess of the amount necessary to pay such Non-Settling Participants pursuant to the FERC Refund Determination and the FERC Interest Determination, the remaining amount from the Non-Settling Participant set-aside will be transferred to the California Litigation Escrow.

6.5           Receivables Shortfalls and Excesses; Refund Shortfalls and Excesses.

6.5.1        Pre-October Period.  Subject to Section 6.9, the California Utilities shall be responsible for a share of any Refund Shortfall or Receivables Shortfall allocated to the Pre-October Period.  Any such responsibility shall be deemed to be a reversal of amounts allocated to the California Utilities and shall be paid to the ISO and/or the PX, as appropriate, from the amounts allocated to the California Utilities, on a pro rata basis determined with reference to the principal amount of refunds (including Deemed Distributions) allocated to each of the California Utilities in the FERC Refund Allocation Matrix for that period.  The California Utilities shall be entitled to payment of any Refund Excess or Receivables Excess allocated to the Pre-October Period.  Said amount shall be paid into the California Litigation Escrow and allocated among the California Utilities on a pro rata basis determined with reference to the total principal amount of the refund (including Deemed Distributions) allocated to each of the California Utilities in the FERC Refund Allocation Matrix for that period.

6.5.2        Pre-January 18, 2001 Period.  Subject to Section 6.9, the California Utilities shall be responsible for a share of any Refund Shortfall or Receivables Shortfall allocated to the Pre-January 18, 2001 Period.  Any such responsibility shall be deemed to be a reversal of amounts allocated to the California Utilities under this Agreement and shall be paid to the ISO and/or the PX, as appropriate, from the amounts allocated to the California Utilities, on a pro rata basis determined with reference to the principal amount of refunds (including Deemed Distributions) allocated to each of the California Utilities in the FERC Refund Allocation Matrix for that period.  The California Utilities shall be entitled to payment of any Refund Excess or Receivables Excess allocated to the Pre-January 18, 2001 Period.  Said amount shall be paid into the California Litigation Escrow and allocated among the California Utilities on a pro rata basis determined with reference to the total principal amount of the refund

(including Deemed Distributions) allocated to each of the California Utilities in the FERC Refund Allocation Matrix for that period.

6.5.3        Post-January 17, 2001 Period.  Subject to Section 6.9 and in accordance with Section 6.11, CERS shall be responsible for any Refund Shortfall or Receivables Shortfall allocated to the Post-January 17, 2001 Period, and shall be entitled to payment of any Refund Excess or Receivables Excess allocated to the Post-January 17, 2001 Period, except to the extent any refunds paid to CERS for the Post-January 17, 2001 Period pursuant to the FERC Refund Allocation Matrix are subsequently reallocated to the California Utilities by agreement of CERS and the California Utilities.

6.6           Impact of FERC Allowances Determination.  To the extent Reliant’s total Fuel Cost Allowance is determined by FERC in the FERC Allowances Determination to be greater than $63,250,845, Reliant shall be entitled to recover from each Non-Settling Participant that Non-Settling Participant’s allocable share of the difference, including, notwithstanding anything to the contrary in Section 4.2, any associated interest on the difference, as determined by FERC.  To the extent Reliant’s total Fuel Cost Allowance is determined by FERC in the FERC Allowances Determination to be less than $63,250,845, Reliant shall be responsible for paying to each Non-Settling Participant that Non-Settling Participant’s allocable share of the difference, including any associated interest on the difference, as determined by FERC.  In no case shall the California Parties be responsible for costs, additional refunds, or offsets to refunds associated with Reliant’s Fuel Cost Allowance.  In particular, the California Parties shall not be responsible to Non-Settling Participants for costs, additional refunds, or offsets to refunds associated with Reliant’s Fuel Cost Allowance beyond each Non-Settling Participant’s allocated share of the $63,250,845 included in the FERC Refund Allocation Matrix.  Reliant shall be responsible for any Emissions Offset and Fuel Cost Allowance amounts or claims allocated to Reliant in connection with Reliant’s purchases from other sellers.  Reliant shall continue to pursue, at its expense, its Emissions Offset as to Non-Settling Participants, and shall take all reasonable actions as requested by the California Parties to pursue such Emissions Offset.

6.7           Funds in the California Litigation Escrow; Distributions to Local Governmental Parties.  All funds in the California Litigation Escrow shall be distributed in accordance with a separate agreement among the California Parties which shall provide for the allocation of $3,600,000 among the Local Governmental Parties pursuant to the Local Governmental Allocation Matrix, Exhibit D.  If a Local Governmental Party does not execute this Agreement, the consideration that would have been paid to that entity (as identified on the Local Governmental Allocation Matrix) shall be paid to Reliant pursuant to Section 10.2.  Distributions from the California Litigation Escrow will accrue interest only from the date the California Litigation Escrow is funded and at the rate of interest earned on the funds held therein.

6.8           Non-Settling Participants.  Subject to the limitations of Sections 6.9 and 6.10, the California Parties shall pay to the ISO and/or the PX, as appropriate, from the Reliant Refund Escrow, the California Litigation Escrow or otherwise, any refunds due to Non-Settling Participants by the Reliant Parties in connection with transactions in the ISO or the PX markets during the Pre-October Period and Refund Period, as determined by FERC in the FERC Refund Proceedings.  Notwithstanding the foregoing, Non-Settling Participants shall not receive any accelerated payment of the Reliant Parties’ refunds under the Settlement or this Agreement and shall not be guaranteed any specific level of refunds.

6.9           Limitations on California Parties’ Obligations.  Notwithstanding any other provision of this Agreement, the obligation of any of the California Parties to pay money to Non-Settling Participants (i) shall be limited to payment of claims in the FERC Refund Proceedings arising from Reliant’s transactions in the ISO or the PX markets during the Pre-October Period and the Refund Period, and shall not encompass payment of claims arising from other transactions or in any other proceeding, and (ii) shall not, in any event, exceed the total amount of refunds and/or offsets allocated to that California Party pursuant to this Agreement for the applicable period as set forth in the FERC Refund Allocation Matrix.  Without limiting the foregoing, nothing in this Agreement shall require the California Parties to bear any liability to any party relating to (i) Reliant sales outside of the ISO and PX for the period January 1, 2000 through June 20, 2001 or (ii) for any Reliant transactions prior to January 1, 2000 or after June 20, 2001.

6.10         Reliant Settlements with Non-Settling Participants.  The Reliant Parties retain the right to negotiate with and enter into settlements of claims with Non-Settling Participants, and such settlements may, subject to any necessary approvals, establish the amount of refunds payable to such Non-Settling Participants by the Reliant Parties, but, absent written consent of each of the California Parties, acting in their sole discretion, the amount of any such settlement that will be paid from the Reliant Refund Escrow, the California Litigation Escrow, or otherwise by the California Parties may not exceed the amount that would have been allocated to that Non-Settling Participant if it had become an Opt-In Participant.

6.11         CERS Amount.  From the amount of refunds that otherwise are due to CERS pursuant to Section 6.4.1 (excluding any refunds allocated to short term bilateral sales made to CERS by Reliant), an amount determined solely by CERS shall be withheld in the Reliant Refund Escrow, or other escrow specified by CERS, in order to pay any claims against CERS arising under Section 6.5.3 and any of Sections 6.12.1 through 6.12.5 (amounts held in escrow pursuant to this Section 6.11 are denoted as the “CERS Escrow”).  CERS may withdraw funds from the CERS Escrow (i) from time to time with the prior written consent of the California Utilities if CERS can demonstrate to the reasonable satisfaction of the California Utilities that, after giving effect to such withdrawal, the CERS Escrow shall have sufficient funds on deposit to satisfy in full the aforementioned obligations, and (ii) in whole or in part following the later to occur of the following, provided that all claims of CERS arising under Section 6.5.3 or any of

Sections 6.12.1 through 6.12.5 have been paid in full:  (a) issuance by FERC of the FERC Receivables Determination and the final resolution of any requests for rehearing or any appeals thereof, or, if no such requests for rehearing or appeals are filed, the lapse of any period within which such requests or appeals must be filed; (b) issuance by FERC of the FERC Refund Determination and the final resolution of any requests for rehearing or any appeals thereof, or, if no such requests for rehearing or appeals are filed, the lapse of any period within which such requests or appeals must be filed; (c) issuance by FERC of the FERC Interest Determination and the final resolution of any requests for rehearing or any appeals therefrom or, if no such requests for rehearing or appeals are filed, the lapse of any period within with such requests for rehearing or appeals must be filed; or (d) issuance by FERC of the FERC Allowances Determination and the final resolution of any requests for rehearing or appeals therefrom or, if no such requests for rehearing or appeals are filed, the lapse of any period within which such requests for rehearing or appeals must be filed.

6.12         Effect of Subsequent FERC Orders and Appeals.

6.12.1      Changed FERC Interest Determination.  If, as a result of a FERC order on rehearing, reconsideration, or remand, or an order by a court of appeals (in each case that is a final order that is no longer subject to appeal), the FERC Interest Determination is changed in a way that increases or decreases the interest amount paid to Settling Participants associated with refunds and other distributions pursuant to this Agreement, then the amount of such interest paid to Settling Participants shall be trued-up among the Settling Participants or between the Settling Participants and the Reliant Refund Escrow, by way of refund or surcharge, with interest at the FERC Interest Rate or such other rate as FERC may determine to be applicable, to give full effect to the change from the FERC Interest Determination.  Reliant shall have no additional obligations with respect to a changed FERC Interest Determination.

6.12.2      Changed FERC Allowances.  If, as a result of a FERC order on rehearing, reconsideration, or remand, or an order by a court of appeals (in each case that is a final order that is no longer subject to appeal), the FERC Allowances Determination is changed in a way that increases or decreases the allocation of Fuel Cost Allowances and/or the allocation of Emissions Offsets among the Settling Participants, then the amount of Fuel Cost Allowances and/or Emissions Offsets paid to or by each Settling Participant pursuant to this Agreement shall be trued-up among such Settling Participants, by way of refund or surcharge, with interest at the FERC Interest Rate or such other rate as FERC may determine to be applicable, to give full effect to the change from the FERC Allowances Determination.

6.12.3      Changed FERC Receivables.  If, as a result of a FERC order on rehearing, reconsideration, or remand, or an order by a court of appeals (in each case that is a final order that is no longer subject to appeal), the FERC Receivables Determination is changed in a way that increases or decreases the amount of the Reliant Receivables, then the amount of Reliant Receivables paid by the ISO and the PX to the California Parties pursuant to this Agreement shall be trued-up among the ISO, the PX and the California Parties, by way of refund or surcharge, with interest at the FERC Interest Rate or such other rate as FERC may determine to be applicable, to give full effect to the change from the FERC Receivables Determination.  Reliant shall have no additional obligations with respect to changed FERC Receivables other than as provided in Section 11.4.

6.12.4      Changed FERC Refund Determination.  If, as a result of a FERC order on rehearing, reconsideration, or remand, or an order by a court of appeals (in each case that is a final order that is no longer subject to appeal), the FERC Refund Determination is changed in a way that increases or decreases the amount of refunds owed by Reliant to any particular Non-Settling Participant for the Pre-October Period, the Pre January 18 Period or the Post January 17 Period, then the amount paid to or received from such Non-Settling Participant for the Pre-October Period, the Pre January 18 Period and the Post January 17 Period shall be trued up among the California Parties and such Non-Settling Participant, by way of refund or surcharge, with interest at the FERC Interest Rate or such other rate as FERC may determine to be applicable, to give full effect to the change to the FERC Refund Determination.  With the exception of the Fuel Cost Allowance, Reliant shall have no additional obligation with respect to changed FERC Refund Determination.

6.12.5      Payment Procedures.  All payments pursuant to this Section 6.12 shall be made at the time and in the manner specified by FERC or the court of appeals.  If neither FERC nor the court of appeals specifies the time and manner for such payments, then such payments shall be made by wire transfer within twenty (20) Business Days after the date that the applicable FERC or court of appeals order changing the FERC Interest Determination, the FERC Allowances Determination, the FERC Receivables Determination, or the FERC Refund Determination has become final and no longer subject to appeal.

6.12.6      Reliant Refund Escrow Balance.  Any amounts not distributed to Settling Participants pursuant to this Agreement that remain in the Reliant Refund Escrow after all refunds and associated interest have been paid to Settling Participants and Non-Settling Participants, as provided in this Agreement, shall be transferred to the California Litigation Escrow.

7.             ISO AND PX ACCOUNTING AND IMPLEMENTATION

7.1           FERC-Directed Compliance.  The FERC Settlement Order shall constitute authorization and direction to the ISO and PX to implement the terms of this

Agreement.  As a result of the FERC’s approval of this Agreement in the FERC Settlement Order, the ISO and/or PX shall be required to do the following:

7.1.1        General Accounting Treatment.  The ISO and PX shall conform their books and records to reflect the distributions, payments, offsets, transfers, deemed resolution of claims, and status of accounts provided for in this Agreement.

7.1.2        Accounting Treatment of Assigned Reliant Receivables.  The PX and ISO shall reflect on their books and records all distributions from the PX Settlement Clearing Account to the Reliant Refund Escrow that represent payments of amounts owed by the ISO to Reliant for the Reliant Receivables.  The ISO shall recognize, as a reduction in the amounts payable by the PX to the ISO, all distributions from the PX Settlement Clearing Account to the Reliant Refund Escrow that represent payments of amounts owed by the ISO to Reliant for the Reliant Receivables.

7.1.3        Calculation and Accounting Treatment of Distributions to Settling Participants and Non-Settling Participants.  The ISO and PX shall calculate the amount, if any, that Reliant would owe in refunds if the refund pricing methodology in FERC’s orders in the FERC Refund Proceedings were applied for each of three time periods:  the Pre-October Period, the Pre-January 18, 2001 Period, and the Post-January 17, 2001 Period (“Unsettled Reliant Refund Amount”), and submit those calculations for approval to FERC at the same time that they submit their calculations of refunds for other Market Participants.

7.1.4        Calculation and Accounting Treatment of Refunds Owed to Reliant.  The ISO and PX shall calculate the amount, if any, that Reliant would be owed in refunds if the refund pricing methodology in FERC’s orders in the FERC Refund Proceedings were applied for each of the three time periods: the Pre-October Period, the Pre-January 18, 2001 Period, and the Post-January 17, 2001 Period, and submit those calculations for approval to FERC at the same time that they submit their calculations of refunds owed to other Market Participants.  Subject to, and after adjustment on account of, the provisions of Sections 4.3.2 and 8.4.2 of this Agreement, such refunds owed to Reliant for any period shall be reflected on the books of the ISO and PX as payable to the California Parties to implement the assignment provided for in Section 4.3.1 of this Agreement.

7.2           Calculation of Reliant Refund Amounts For Individual Market Participants.  Following the date of the FERC Refund Determination, but prior to the date on which refunds are to be paid pursuant to the FERC Refund Determination, the ISO and PX shall determine the portion of the Unsettled Reliant Refund Amounts that, absent this Agreement, would be deemed to be owed to each Market Participant that is entitled to receive refunds (“Unsettled Participant Refund

Amount”).  The ISO and PX shall determine the Unsettled Participant Refund Amount for each Market Participant by multiplying the Unsettled Reliant Refund Amounts for each respective time period (the Pre-October Period (if ordered by FERC), the Pre-January 18, 2001 Period and the Post-January 17, 2001 Period) by each Market Participant’s percentage share of total refunds in the combined ISO and PX markets for that time period.

7.2.1        Accounting Treatment of Distributions to Settling Participants.  The ISO and PX shall reflect on their books and records that Settling Participants have, through this Agreement, been paid in full their share of all Reliant Refunds allocated to them under this Agreement and shall not be entitled to receive the Unsettled Participant Refund Amount if different from the amount of Reliant Refunds allocated to each respective Settling Participant under this Agreement.

7.2.2        Accounting Treatment of Deemed Distributions.  The PX and ISO shall reflect Deemed Distributions on the books and records of the PX and ISO as reductions in the amounts owed to the PX and/or ISO by any Settling Participant that receives a Deemed Distribution.

7.2.3        Accounting Treatment of Distributions to Non-Settling Participants.  The ISO and PX shall reflect distributions from the Reliant Refund Escrow to Non-Settling Participants pursuant to Section 6.8 as payments to Non-Settling Participants.

7.3           Termination of Interest Accrual.  The PX and ISO shall reflect in their books and records, with respect to Settling Participants, that the accrual of interest at the FERC-established rate on principal amounts subject to the FERC Interest Determination as provided for in Section 6.12 ceases upon the distribution of funds from the PX and/or the ISO to the Reliant Refund Escrow pursuant to this Agreement, or as may be accomplished through the implementation of Deemed Distributions, and, for purposes of the accounts of the PX and the ISO, no interest on such funds shall accrue after distribution except as may be earned on transferred amounts while on deposit in the Reliant Refund Escrow.

7.4           Implementation of Agreement.  FERC’s approval of this Agreement in the FERC Settlement Order shall constitute its direction (i) to the ISO and the PX to recognize and implement the assignment of the Reliant Receivables and the treatment of PX Wind-Up Charges in accordance with this Agreement, and (ii) to the PX to reverse any offsets previously made to the Reliant Receivables to reflect PX Wind-Up Charges that Reliant is instead obligated to pay in cash pursuant to Section 8.7.7 of this Agreement.

7.5           Duty of Cooperation.  Each Party shall reasonably and in good faith cooperate and take all reasonable steps to secure (i) the release of funds from the PX Settlement Clearing Account to the Reliant Refund Escrow as contemplated by this Agreement; (ii) the accounting treatment contemplated under this Article 7; and (iii) any other acts of the PX or the ISO necessary to effectuate the terms of this Agreement.  This duty of cooperation shall include making individual or joint requests to the PX or the ISO, executing appropriate waivers, providing data and providing other assistance to the PX and the ISO as necessary to implement this Agreement.

7.6           Tariff Waivers.  FERC’s approval of this Agreement in the FERC Settlement Order shall constitute a grant of such waivers of the ISO and the PX tariffs as may be necessary for the ISO and the PX to disburse such funds as required by this Agreement, to account for transfers, allocations and distributions of funds as required by this Agreement, and to otherwise implement this Agreement.

8.             SCOPE OF SETTLEMENT AND RELEASES; WITHDRAWALS, RELEASES AND WAIVERS

8.1           Settlement.

8.1.1        Settlement of FERC Refund Proceedings.  In return for the consideration specified elsewhere in this Agreement, and subject to the required regulatory approvals under this Settlement, all claims against Reliant for refunds, disgorgement of profits, billing adjustments, or other monetary or non-monetary remedies in the FERC Refund Proceedings shall be deemed settled, provided that the FERC Refund Proceedings shall not be deemed settled as to Non-Settling Participants, and provided further that nothing herein affects the CERS claim described in Section 8.7.2.

8.1.2        Impact of Settlement on FERC Refund Proceedings.  Reliant and the California Parties shall not contest the amount of refund liability and/or offsets (exclusive of interest) attributable to Reliant in FERC Docket Nos. EL00-95, et al.  Reliant and the California Parties will not dispute the outcome of Docket Nos. EL03-59, EL03-170, EL03-180, PA02-2, IN03-10, and FERC’s physical withholding investigation, as they relate to Reliant, because they are resolved by this Settlement, and the California Parties will withdraw their petition for rehearing in Docket No EL03-170.  Dismissal of objections to the Reliant/OMOI Settlement shall not be deemed an admission by the California Parties that FERC has jurisdiction over the gas issues in the Reliant/OMOI Settlement and approval of this Settlement by FERC shall constitute FERC’s acknowledgment that nothing in the orders approving this Settlement or the Reliant/OMOI Settlement shall be deemed to have precedential value against the California Parties in future proceedings concerning FERC’s jurisdiction over conduct of participants in natural gas and transportation markets.

8.1.3        Withdrawal of Certain Protests.  Each California Party that filed a protest in Docket Nos. ER99-2079, ER99-2080, ER99-2081, ER99-2082 and ER99-2083 shall withdraw its protest in those proceedings within twenty (20) Business Days of the Settlement Effective Date.

8.1.4        Reservation of Claims.  Notwithstanding anything to the contrary in this Agreement, Reliant shall be deemed to retain all claims and defenses it may have against Non-Settling Participants.

8.1.5        Withdrawal of Certain Outstanding Challenges to FERC Orders.  Except as necessary to assert claims and defenses as provided in Section 8.1.4 above, Reliant and the California Parties shall withdraw all outstanding challenges to the orders in the FERC Refund Proceedings with respect to Reliant and California Parties. The California Parties may continue to assert their respective positions on those issues, and may continue to assert any position on refunds and other relief as related to suppliers other than Reliant.

8.2           Release of ISO and PX Disputes and PX Chargeback Amounts.  With respect to transactions related to sales of electricity and ancillary services by Reliant or transmission congestion charges applicable to the same, Reliant waives and releases any disputes regarding existing ISO and PX settlements for the period from January 1, 2000 through June 20, 2001 upon the Settlement Effective Date.  FERC approval of this Settlement shall constitute an order to release to Reliant the amount of the Reliant chargebacks.

8.3           Scope of Certain Releases.  The releases set forth in Sections 8.4 through 8.6 shall run to, benefit and be enforceable by any individual who, as a past or present officer, director, agent, or employee of a corporate or organizational party that receives the benefits of such releases insofar as s(he) participated as an officer, director, agent or employee in or might be claimed to be liable for any of the actions or events of potential liability for which a party is released by Sections 8.4 through 8.6, and shall run to, benefit and be enforceable as well by CenterPoint Energy Inc., its affiliates and subsidiaries, and by El Dorado Energy, LLC to the extent any such claim is based on, or arises out of, or relates to conduct of Reliant, its directors, officers, employees or agents, which conduct is the subject of this Agreement.  Nothing in this Agreement shall limit the rights of the California Parties to seek relief from any entity other than Reliant for sales of power generated by El Dorado Energy, LLC that were made by any entity other than Reliant; provided, however, that the California Parties shall not seek additional relief from Reliant associated with such sales by an entity other than Reliant.

8.4           FERC and Federal Power Act Releases.

8.4.1        Mutual Releases.  Subject to Section 8.7 below, the California Parties, on the one hand, and Reliant, on the other hand, as of the Settlement Effective Date, hereby release the other from all existing and future claims before FERC and/or under the Federal Power Act arising from or relating to any allegation that, during the Settlement Period:

(i)            Reliant or any California Party charged or collected unjust, unreasonable or otherwise unlawful rates, terms or conditions for natural gas, transportation of gas, electric energy, ancillary services, or transmission congestion in the western energy markets; or

(ii)           Reliant or any California Party manipulated the western electricity or gas markets in any fashion (including claims of economic or physical withholding, gaming, forms of electricity market manipulation discussed in the Final Staff Report, or any other forms of market manipulation), or otherwise violated any applicable tariff, regulation, law, rule or order relating to the western energy markets.

8.4.2        Additional Release.  Reliant, as of the Settlement Effective Date, hereby releases each of the California Parties from all existing and future claims before FERC and/or under the Federal Power Act arising from or relating to any allegation that, during the Settlement Period, any California Party is liable for any additional payments to Reliant not provided for herein for congestion charges or for electric energy or ancillary services.

8.4.3        Waiver Regarding Assigned Assets to CERS.  Effective as of the Settlement Effective Date, Reliant hereby waives, to the extent not assigned to CERS pursuant to Section 4.3.2 of this Agreement, all rights it has or may claim to have to refunds and associated interest resulting from any mitigation of sales by CERS of imbalance energy into the ISO real-time market, as well as surcharges and other charges associated with such sales, that may be payable pursuant to FERC’s May 12, 2004 Order on Requests for Rehearing and Clarification in Docket Nos. EL00-95 and EL00-98 and subsequent orders.

8.4.4        Withdrawal of Claims in PG&E Bankruptcy.  Within ten (10) Business Days following the Settlement Effective Date, Reliant will withdraw with prejudice all claims filed by it in the PG&E bankruptcy.

8.5           Gas and Civil Claims Releases.

8.5.1        Mutual Releases.  Subject to Section 8.7 below, the California Parties and Additional Claimants, on the one hand, and Reliant, on the other hand, as of the Settlement Effective Date, hereby release the other from all past, existing and future claims for civil damages and/or penalties and/or equitable relief, including disgorgement and restitution, or FERC relief concerning, pertaining to, or arising from, or relating to allegations that, for the Settlement Period, Reliant or any California Party or Additional Claimant:

(i)            Charged or collected unjust, unreasonable or otherwise unlawful rates, terms or conditions for natural gas, transportation of gas,

electric energy, ancillary services, or transmission congestion in the western electricity and natural gas markets;

(ii)           Manipulated the western electricity or natural gas markets in any fashion (including claims of economic or physical withholding, gaming, misreporting to price index publishers, forms of market manipulation discussed in the Final Staff Report, or any other forms of market manipulation);

(iii)          Was unjustly enriched by the foregoing released claims or otherwise violated any applicable tariff, regulation, law, rule or order relating to transactions in the western electricity or natural gas markets; or

(iv)          Violated any antitrust law or is liable for any monetary or non-monetary damages or other remedies relating to Reliant’s acquisition, operation, or management of facilities for the generation of power in the western United States.

8.5.2        Additional Release.  Reliant as of the Settlement Effective Date, hereby releases each of the California Parties from all past, existing and future claims for civil damages and/or penalties and/or equitable relief, including disgorgement and restitution, or FERC relief concerning, pertaining to, or arising from, or relating to allegations that any California Party is liable for any additional payments to Reliant not provided for herein for congestion charges or for sales of natural gas, electric energy, or ancillary services during the Settlement Period.

8.6           Reliant, Class Action Parties and Local Governmental Parties Releases.

8.6.1        Mutual Releases.  The Class Action Parties and the Local Governmental Parties, on the one hand, and Reliant, on the other hand, as of the dates specified in Section 8.6.2, hereby forever release the other from all past, existing and future claims for civil damages and/or penalties and/or equitable relief, including disgorgement and restitution, concerning, pertaining to, or arising from or relating to Reliant’s actions in connection with the provision of electricity at any time prior to the August 12, 2005 date of the Memorandum of Understanding, including any claims:

(i)            For any excessive, unlawful, or unjust and unreasonable charges, rates or prices in California and western electricity markets;

(ii)           Relating to the existence or exercise of market power in California and western electricity markets;

(iii)          Relating to any alleged violations of any governing electricity-related tariff, order, resolution or rule applicable to California and western electricity markets, including ISO and PX Market Monitoring and Information Protocols;

(iv)          Relating to Reliant’s acquisition, operation, or management of facilities for the generation of electric power in California and western electricity markets;

(v)           Arising from or relating to Reliant’s operations in connection with the purchase, sale, trading, marketing or transmission of electric power, including its bidding, trading or participation in California or western electricity markets, or any economic or physical withholding; or

(vi)          Any other claim that was alleged or could have been alleged by the Class Action Parties or Local Governmental Parties, including any claim based on alleged conspiracy to restrain trade or fix prices in California or western electricity markets.

Without limitation, the release in this Section 8.6.1 waives and resolves any and all claims, causes of action, demands or other liability of any nature whatsoever that the California Class and/or Egger Class have made, or could have made, or on behalf of whom was made, against Reliant in or before any federal, state, or local court or agency arising out of or related to the foregoing, under any claim or cause of action, including but not limited to claims under California Business & Professions Code § 17200, California Business & Professions Code § 16720, California Code of Civil Procedure § 526a, any federal antitrust statute, or any similar statute or claim of any other state, or any common law tort theory.

8.6.2        Release Effective Dates.  As to the Class Action Parties, the releases provided in Section 8.6.1 above are effective on the Class Action Effective Date as defined in Section 2.5.  As to the Local Governmental Parties, the releases provided in Section 8.6.1 above are effective on the Settlement Effective Date, or such later date should approval under Section 10.2 occur after the Settlement Effective Date.

8.6.3        No Impact on California Parties - Reliant Releases.  Nothing in the releases set forth in Section 8.6.1 shall be construed as in any manner expanding or otherwise amending or modifying any of the releases provided in this Agreement to Reliant by the California Parties, nor shall Reliant assert the releases set forth in Section 8.6.1 as a bar to claims that may be brought by any of the California Parties with respect to the period subsequent to December 31, 2001, including claims that the California Parties, or any of them, may bring in their representative capacities on behalf of retail electric or natural gas customers.  With the exception of the CPUC (which was not a party to the Memorandum of Understanding) each of the California Parties represents that as of the Execution Date, it was not aware of any claim it may have against Reliant that pertains to the period subsequent to December 31, 2001 (other than any claims that might exist under reliability must run contracts or on-going bilateral contracts) and which would be encompassed within the releases set forth in Section 8.6.1 if the California Parties were providing those same releases.

8.7           Limitations on Releases.

8.7.1        Cooperation with Investigations; Participation in FERC Proceedings.  The California Parties and Additional Claimants may continue to cooperate with all state and federal investigations and to participate in all matters before FERC; provided that, as of the Settlement Effective Date, the California Parties and Additional Claimants shall withdraw from and not prosecute any litigation, administrative proceedings or investigations with respect to Reliant insofar as such prosecution would be inconsistent with the foregoing released claims.

8.7.2        Reservation of CERS/Reliant Claims.  The releases set forth in Sections 8.1, 8.2, 8.3, 8.4 and 8.5 do not include any claims by CERS against Reliant or by Reliant against CERS arising from or relating to that certain letter agreement by and between Reliant and CERS dated February 16, 2001, short term purchases due to billing or accounting errors, reconciliation of payments reflected on invoices for transactions conducted, imbalance energy (including unpaid ISO purchases) and accounting disputes relating to imbalance energy procured by CERS, or emissions credits taken by Reliant, all of which claims are hereby expressly preserved and will be addressed in a concurrent settlement agreement between Reliant and CERS which settlement shall address any and all such claims for the period prior to the Execution Date of the Memorandum of Understanding.

8.7.3        No Waiver by Attorneys General as to Criminal and Certain Other Claims.  The releases set forth in Sections 8.2, 8.3 and 8.4 do not constitute a waiver or release of any claims by the California Attorney General or the Additional Claimants for any actions of or omissions either before or subsequent to the Settlement Effective Date which are either: (i) willfully fraudulent; provided, however, that this release does extend to such claims (if any) that are based solely upon acts or omissions that (a) occurred prior to the Settlement Effective Date and (b) are currently known by the California Attorney General’s Office or the Additional Claimants; or (ii) criminal.

8.7.4        PG&E v. FERC, Ninth Circuit No. 03-72874.  The releases set forth herein include a release of all claims by the California Parties against Reliant in the petition for review now pending before the Ninth Circuit in PG&E v. FERC, Case Nos. 03-72874, et al.  However, there is no settlement of the proceeding or release as between FERC and the

California Parties.  The California Parties may attempt to continue to pursue the proceeding as against FERC.  FERC, on the other hand, may seek to have the proceeding dismissed entirely as the result of this Settlement.  It is agreed that the outcome of the Ninth Circuit proceeding will have no bearing on amounts owed by or to Reliant, and that Reliant will withdraw from the proceeding.

8.7.5        Participation in Other Proceedings.  Except as otherwise provided herein, all Parties to this Agreement and those Market Participants that agree to accept the benefits of this Settlement shall remain free to participate, without limitation, in any existing proceeding with respect to parties other than Reliant, or to initiate or participate in any future proceeding to the extent not inconsistent with the releases set forth in Sections 8.2, 8.3, 8.4, 8.5 and 8.6, including proceedings addressing, prospectively, generic issues concerning market structure, scheduling rules, generally applicable market rules, and generally applicable price mitigation.

8.7.6        California Parties’ Settlements.  Reliant agrees not to oppose any settlement between the California Parties and any other supplier that substantially conforms to the terms of this Agreement or with the terms of the Williams, Dynegy, Duke, Mirant and Enron Settlements.  If Reliant has a claim to refunds in the FERC Refund Proceedings against any other supplier, then Reliant will seek to join the Williams, Dynegy, Duke, Mirant and Enron Settlements and will join any settlement between the California Parties and such supplier that substantially conforms to the terms of this Agreement or with the terms of the Williams, Dynegy, Duke, Mirant and Enron Settlements and take any and all action reasonably required by the California Parties to implement the terms of the assignments provided for in Section 4.3 of this Agreement, provided that, if such other supplier has a claim to refunds in the FERC Refund Proceedings against Reliant, then such other seller agrees to opt-in to the Settlement, even if the five-day notice period for opt-ins has passed, to the extent it has not already done so.

8.7.7        Payment of PX Wind-Up Charges.  Reliant will pay in cash to the PX, and not through offsets, any PX Wind Up Charges allocated to Reliant for the period up to the Settlement Effective Date.  The California Parties shall be responsible for all PX Wind-Up Charges that Reliant would have been responsible for absent this Agreement with respect to the PX’s activities from and after the Settlement Effective Date.  To the extent that the PX previously obtained payment from Reliant for PX Wind-Up Charges by set off against the Reliant Receivables, the FERC Settlement Order shall be deemed to direct the PX to reverse such setoff.

8.7.8        Qualifying Facilities.  Nothing in this Agreement shall prevent the California Parties from taking any position in any proceeding concerning the prices applicable to sales by qualifying facilities, and nothing in this Agreement shall limit the relief that the CPUC may order in any proceeding before it, including the CPUC’s Order Instituting Rulemaking into Implementation of Public Utilities Code Section 390, Rulemaking 99-11-02.

8.7.9        Continuation of CPUC Investigation.  Nothing in this Agreement shall restrict the ability of the CPUC to continue its investigation of the manipulation of natural gas prices or services, generator operation and maintenance, or to carry out its responsibilities under California Senate Bill 39 of the 2001-2002 Second Extraordinary Session.

8.7.10      CPUC Investigatory Authority.  Nothing in this Agreement shall restrict the ability of the CPUC to collect information or investigate any matter for the purposes of making policy and/or legal arguments for rule changes, market reform, market mitigation, or related matters, or from making such policy arguments in any forum, based on information resulting from such investigation.

8.7.11      Scope of Certain Limitations.  Nothing in Sections 8.7.8, 8.7.9 or 8.7.10 above is intended or shall be construed to (i) permit any of the California Parties to seek additional compensation or other relief as against Reliant with respect to the transactions, conduct and other matters that are encompassed within the releases set forth in Sections 8.4.1 and 8.5.1 or (ii) limit the ability of Reliant to challenge any actions taken or recommendations made by the CPUC in connection with the proceedings or investigations referred to in Sections 8.7.8, 8.7.9 and 8.7.10.

8.7.12      Nothing in the releases set forth in Section 8.6.1 shall be construed in any manner as releasing any claim specifically asserted in the Master Class Action Complaint dated March 9, 2005 filed against Reliant in the cases denominated as the “Price Indexing Cases,” coordinated under Natural Gas Anti-Trust Cases I, II, III and IV, California Judicial Council Coordination Proceeding Nos. 4221, 4224, 4226 and 4228.

8.8           Effectiveness of Releases.  It is the intention of the Parties that the releases granted pursuant to this Article 8 shall be effective as a bar to all causes of action and demands for monetary relief, including costs, expenses, attorneys’ fees, damages, losses and liabilities of every kind, known or unknown, suspected or unsuspected, herein above specified in this Article 8.  In furtherance of this intention, Reliant on the one hand and the California Parties, the Class Action Parties, the Local Governmental Parties, the Additional Claimants and OMOI, on the other hand, with respect to the specific matters released herein, each knowingly, voluntarily, intentionally and expressly waive, as against each other, any and all rights and benefits conferred by California Civil Code Section 1542 and any law of any state or territory of the United States or principle of common law that is similar to Section 1542.  Section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

In connection with such waiver and relinquishment, the Parties each acknowledge that they are aware that they may hereafter discover facts in addition to or different from those which they now know or believe to be true and with respect to the subject matter of this Agreement, but that it is their intention hereby to fully, finally and forever settle and release all matters, disputes, differences, known or unknown, suspected or unsuspected, that are set forth in this Article 8.  This Agreement is intended to include in its effect, without limitation, other than the limitations set forth in Section 8.7, all claims encompassed within the settlement and releases set forth in this Article 8, including those which the Parties may not know or suspect to exist at the time of execution of this Agreement, and this Agreement contemplates the extinguishment of all such claims.  The Releases set forth in this Article 8 shall be, and remain in effect as, full and complete releases, notwithstanding the discovery or existence of any such additional or different facts relating to the subject matter of this Agreement.  Notwithstanding the waiver of California Civil Code Section 1542, the Parties acknowledge and agree that the releases provided for in this Agreement, although intended to be full and complete releases applicable to both known and unknown claims with respect to the matters described, are nonetheless specific to the matters set forth in this Article 8 and are not intended to create general releases as to claims, or potential claims, based on any matters other than those described in this Article 8.

8.9           Tolling.  Pending the approvals specified in Section 10.1, the Parties agree to continue the currently in place tolling of any statutes of limitations or similar defenses based on the passage of time with respect to the matters released in this Article 8 (and for this purpose the continued tolling provided for in the Memorandum of Understanding shall be deemed to have continued as though provided under this Agreement as well so that no gap shall result from the fact that this Agreement has superseded the Memorandum of Understanding).  If this Agreement is terminated pursuant to Sections 2.6 or 4.6 or approval is not obtained as provided in Section 10.1, or if this Agreement is otherwise invalidated, the Parties agree notwithstanding any other provision in this Agreement that the tolling provided for in this provision will remain in effect through the date of such termination, non-approval or invalidation.

8.10         Compensatory Nature of Settlement.  All payments made by Reliant pursuant to this Settlement represent compensation to Settling Participants for the matters released herein.

9.             MARKET PARTICIPANTS’ ELECTION TO PARTICIPATE IN SETTLEMENT

9.1           Election to Participate in Settlement.  Subject to the terms of this Agreement, upon the filing of this Agreement at FERC, any Market Participant that elects to be bound by this Agreement may become an Opt-In Participant and shall be bound by this Agreement by notifying FERC that the Market Participant wishes to become a Settling Participant, using the form of notice attached hereto as Exhibit F.  Opt-In Participants shall have rights and obligations provided for them under this Agreement, even though such Opt-In Participants shall not be Parties or Settling Claimants hereto.  Electronic copies of the notice required by the first sentence of this Section 9.1 shall be served, in accordance with FERC’s rules, on each person designated on (i) the ListServ established for the proceedings in FERC Docket Nos. EL00-95, et al., and (ii) the ListServ established for the Partnership/Gaming Proceeding.  Any Market Participant that has not provided such notice and the required service on or before the date that is five (5) Business Days following the issuance by FERC of the FERC Settlement Order shall have no right to participate in the Settlement contemplated in this Agreement, absent the written agreement of the California Parties and the Reliant Parties, and shall be deemed to be a “Non-Settling Participant” for purposes of this Agreement.

9.2           Releases.  Subject to the terms of this Agreement, each Market Participant electing to be an Opt-In Participant bound by this Agreement pursuant to Section 9.1 shall be deemed to have provided all of the waivers and releases of claims against the Reliant Parties that are set forth in Article 8, and the Reliant Parties shall be deemed to have provided or received the waivers and releases set forth in Article 8 as they relate to such Opt-In Participant.  Non-Settling Participants shall not be deemed to have provided or received any of the waivers, releases, or other benefits set forth in this Agreement.  If an Opt-In Participant itself is determined by FERC to owe refunds to the ISO or PX on account of transactions during 2000 and 2001, opting into this Agreement shall not be deemed to reduce or alter the amount of refunds that such Opt-In Participant owes.

10.          REQUIRED APPROVALS; OBTAINING LOCAL GOVERNMENTAL APPROVALS; STAYS

10.1         Required Approvals.  The Settlement made pursuant to this Agreement shall be subject to approval by:

10.1.1      FERC.  FERC in the FERC Settlement Order, which order shall be deemed to authorize and direct the ISO and PX to implement the terms of this Settlement and, if necessary, to grant waiver of any tariff provisions that may provide for contrary resolution of the matters covered by this Settlement; and

10.1.2      The CPUC.  The CPUC, which approval shall be implemented by the CPUC entering into this Agreement as a Party.  CPUC approval shall constitute permission for SCE to consummate this Settlement.

Each of the two approvals provided for above shall include approval of all of the terms and conditions of this Agreement in its entirety without material change or condition unacceptable to any adversely affected Party (collectively, the “Required Approvals” and each a “Required Approval”).  If any Required Approval, or, if the Settlement Effective Date has not then occurred, any order resulting from a request for rehearing or an appeal of any of the Required Approvals, includes a material change or condition that adversely affects any Party, then each Party so affected shall communicate its consent or lack of consent to such change or condition in writing to the other Parties within five (5) Business Days after the date on which the decision, order, or ruling constituting the Required Approval, or any order resulting from a request for rehearing or appeal of any Required Approval, was issued.  The failure of an affected Party to provide written notice to the other Parties in accordance with the foregoing sentence shall constitute acceptance by such Party of the material change or condition.  In such cases where an order includes a material change or condition, the Required Approval will be deemed to have occurred on the date all Parties have indicated consent by providing written notice to the other Parties or by failing to provide timely notice.

10.2         Approvals for Local Governmental Parties.  This Agreement shall also be subject to approval, with respect to provisions pertaining to Local Governmental Parties, by such Local Governmental Parties’ governing boards or councils, if necessary; provided, however, that:  (i) the failure of any such Local Governmental Party to obtain the approval of this Agreement by its governing board or council shall not diminish the effectiveness of this Agreement as to all other Parties; (ii) if any Local Government Party has not obtained such approval within ninety (90) days of the Execution Date, Reliant, at its sole and absolute discretion, may elect to terminate the Agreement as to that Local Government Party and, in accordance with Section 6.7, the consideration that would have been paid to that entity (as identified on the Local Governmental Parties’ Allocation Matrix, Exhibit D) shall be paid to Reliant.

10.3         Cooperation Regarding Stay of Lockyer v Reliant.  On August 23, 2005, the court in State of California, ex rel Bill Lockyer, et al. v. Reliant Energy, et al., U.S. District Ct. (N.D. Cal.) Case No. C-02-1788-VRW (“Lockyer v. Reliant”) entered an order staying the action in its entirety pending orders from the FERC and CPUC either approving or disapproving the Settlement.  The parties to Lockyer v. Reliant shall maintain or seek to extend this stay in full force and effect until the earlier of (i) the Settlement Effective Date or (i) the date this Agreement is terminated (each a “Stay Period”).  No collateral estoppel or other prejudice to the rights, claims or defenses of any party to that case shall arise during or on account of the Stay Period and none of the parties to that case shall have any argument based on the doctrine of laches or similar equitable grounds due to inaction during the applicable Stay Period.  During the Stay Period, the parties to Lockyer v. Reliant shall not initiate any discovery, and shall not seek to enforce any outstanding discovery, including subpoenas to third parties, in that case.

11.          REPRESENTATIONS, WARRANTIES AND COVENANTS

11.1         Representations of all Parties and Settling Participants.  Each Party (except for the Class Action Parties, as to whom this Agreement is subject to court approval and the Local Governmental Parties, as to which governing board or council approval of this Agreement may be necessary) and each Opt-In Participant makes the following representations and warranties, for itself only, to each other Party and Opt-In Participant, to be effective from and after (i) for the Parties, the Execution Date and (ii) for Opt-In Participants, the date of opt-in pursuant to Section 9.1:

11.1.1      Organizational Status, Power and Authority.  Except for any Governmental Authority, it is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.  It possesses all necessary power and authority to execute, deliver and perform its obligations under this Agreement.

11.1.2      Authority to Execute.  If applicable, the execution, delivery, election to participate and performance of this Agreement (i) are within its powers, (ii) have been duly authorized by all necessary action on its behalf and all necessary consents or approvals have been obtained and are in full force and effect, and (iii) do not violate any of the terms and conditions of any applicable law, or materially violate any contracts to which it is a party.  In addition, Reliant Energy, Inc. represents and warrants that it has the authority to sign on behalf of, and to bid to the terms and conditions of this Agreement, each of the affiliates and subsidiaries listed on Exhibit A hereto.

11.1.3      Binding Obligation.  This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

11.1.4      Ownership of Claims.  It is the sole owner of the claims which are being resolved and compromised by it pursuant to this Agreement.  Except as provided in this Agreement, there has been no sale, assignment, transfer, pledge or hypothecation, or attempted sale, assignment, transfer, pledge or hypothecation, by it of any such rights or claims, whether directly, indirectly, by operation of law or otherwise.

11.2         Representations of the Reliant Parties.  The Reliant Parties jointly and severally represent and warrant to the California Parties that the exact legal name of each of the Reliant Parties is accurately set forth in the definition of Reliant Parties and that Reliant Energy Services, Inc. is a Delaware corporation and the sole owner of the Reliant Receivables and the Assigned Assets.  The Reliant Parties further jointly and severally warrant and represent that the entities listed in Exhibit A are wholly owned by Reliant Energy, Inc., and, to the best of their knowledge, the organizational charts attached hereto as Exhibit A provide true and correct representations of the Reliant organizational structure during the time periods covered by the releases set forth in Article 8 of this Agreement.

11.3         Understanding of Terms.  In executing this Agreement, or, with respect to Opt-In Participants, in electing to participate in this Agreement:

11.3.1      Independent Investigation.  Each Party and Opt-In Participant acknowledges that it has relied on its own independent investigation and conducted its own due diligence with respect to the subject matter of this Agreement and in determining whether or not to enter into this Agreement or accept the benefits of this Settlement, including a review of the underlying contracts, agreements, transactions, instruments and applicable law in connection herewith, or has been afforded an opportunity to review relevant information, ask questions and receive satisfactory answers concerning this Settlement and the terms and conditions of this Agreement;

11.3.2      Expert Evaluation.  Each Party and each Opt-In Participant acknowledges it is experienced in or had the opportunity to consult with experts who are experienced in wholesale and retail electric and gas commodity, risk management and other transactions and possesses the knowledge, experience and sophistication to allow it to fully evaluate and accept the merits and risks of entering into the transactions contemplated by this Agreement or accepting the benefits of this Settlement; and

11.3.3      Information Access.  Each Party acknowledges that the Reliant Parties made available information and analysis to support their valuation regarding refunds and receivables.

11.4         Warranties Regarding the Reliant Receivables and Assigned Assets.

11.4.1      Amount of Reliant Receivables.  Reliant warrants and represents that the amount of the Reliant Receivables as set forth in Sections 1.68 and 4.1.1 is consistent with all information concerning its claimed receivables, of which it has knowledge as of the Execution Date.

11.4.2      Encumbrances and Reliant Receivables and Assigned Assets.  Reliant further warrants and represents that, except to secure borrowings under its corporate credit and debt agreements (a schedule of which is set forth as Exhibit G), it has not, as of the date of this Agreement, pledged, hypothecated, encumbered, sold, transferred or otherwise assigned, to any third party voluntarily, or involuntarily or by way of set off or offset, any portion of (i) its PX or ISO receivables to be included in the Reliant Receivables, and (ii) the Assigned Assets.

11.5         Covenants.  The Reliant Parties covenant to the California Parties that:

11.5.1      At all times between the Execution Date and the Settlement Effective Date, they will not sell, assign, transfer, pledge, hypothecate, encumber, or otherwise transfer in whole or in part to any third party, whether voluntarily or involuntarily or by way of setoff or offset, any of the Reliant Receivables or Assigned Assets; provided, however, assignments, pledges, or encumbrances on a pari passu basis with the corporate credit and debt agreements set forth in Exhibit G, hereto, are permitted so long as Reliant Energy Services, Inc. at all times between the Execution Date and the Settlement Effective Date will remain the sole owner of the Reliant Receivables and the Assigned Assets and such assignments, pledges, or encumbrances will not impair Reliant’s ability to transfer the Reliant Receivables and the Assigned Assets to the California Parties free and clear of all claims, liens, encumbrances and interests on the Settlement Effective Date as provided herein; and

11.5.2      At all times between the Execution Date and the twentieth (20th) day after the Settlement Effective Date, the Reliant Parties will promptly provide to the California Parties written notice of any change in their legal name or jurisdiction of organization; and

11.5.3      At all times from and after the Settlement Effective Date, the Reliant Parties will, upon the reasonable request and at the sole expense of the California Parties, execute and/or deliver such further documents, agreements, instruments, and account and other books of record, and shall cooperate and do such other and further acts, as may be necessary to effectuate the Reliant Parties’ transfer of the Reliant Receivables and the Assigned Assets pursuant to Sections 4.1.1, 4.2.1, 4.2.3, 4.3.1, 4.3.2 and 4.3.3, and enforce the claims, rights of action and defenses of the Reliant Parties acquired in connection therewith.

12.          IMPLEMENTATION OF CLASS ACTION SETTLEMENTS

12.1         Submittal for Notice Order.  California and Egger Class Counsel (collectively “Class Counsel”) shall each submit this Agreement to a pertinent court and shall each separately apply for entry of an order (the “Notice Order”) in their respective cases to be agreed to by Reliant and Class Counsel.  The Egger Class Plaintiffs shall file a separate action in San Diego Superior Court for the purpose of effectuating this Settlement.

12.2         Notice Order.  The Notice Order in each of the California Class and Egger Class Cases will request, inter alia:

12.2.1      Class Certification.  Certification of the pertinent Class for settlement purposes only;

12.2.2      Preliminary Approval.  Preliminary approval of the settlement set forth in this Agreement; and

12.2.3      Class Notice.  Approval of the form and method of settlement notice or notices, agreed to by Reliant and Class Counsel, which notice shall set forth the general terms of the settlement set forth in this Agreement and the date of the Settlement Hearing as described below.  The costs of class notice regarding Reliant’s settlement with the Class Action Parties shall be paid 50% by the Class Action Parties and 50% by Reliant.

12.3         Settlement Hearing.  California and Egger Class Counsel shall each request that after notice is given, the Court(s) hold hearing(s) (the “Settlement Hearings”) in which the settlement with the applicable of Classes as set forth herein shall be approved as fair, adequate and reasonable, and enter final judgment of dismissal with prejudice pursuant to the settlement as to Reliant.  The judgment of dismissal shall confirm the parties’ agreement that the approving Court(s) retain jurisdiction under California Code of Civil Procedure § 664.6 to enforce the terms of the Agreement that apply to Reliant and the Class Action Parties.

12.4         Requests for Exclusion.  If prior to the Settlement Hearing in either or both of the California and Egger Class Actions, persons who otherwise would be members of either Class have timely requested exclusion (“Requests for Exclusion”) from their respective Class in accordance with the provisions of the applicable Notice Order and the notice given pursuant thereto, and such persons in either Class in the aggregate represent claims in an amount greater than that acceptable to Reliant, then Reliant shall have, in its sole and absolute discretion, the option to terminate this Agreement as to that Class.  Copies of all Requests for Exclusion received, together with copies of all written revocations of Requests for Exclusion received shall be delivered to Reliant’s counsel within seven (7) Business Days before the applicable Settlement Hearing.  Termination by Reliant under this Section 12.4 shall in no manner affect Reliant settlement with the California Parties, the Additional Claimants Parties and any Opt-In Participant.

12.5         No Solicitation.  California and Egger Class Counsel will neither solicit nor encourage members of either Class to request exclusion.

12.6         Settlement Class Certification.  Solely for the purposes of the settlement of the California and Egger Cases, the Reliant Parties and the California and Egger Classes agree to the certification of the California and Egger Classes as defined above; and Class Counsel and Reliant agree to request jointly that the Court in each case enter an order, which, among other things, certifies the applicable Class.  In the event that this Agreement is not finally approved, or is terminated, canceled, or fails to become effective for any reason, any class certification, solely for the purpose of the settlement of the California and/or Egger Cases, shall be null and void and the plaintiffs in those actions and Reliant shall revert to their respective positions immediately prior to the execution of this Agreement.  Under no circumstances shall this Agreement be used as an admission or evidence concerning the appropriateness of class certification should the Agreement be terminated in whole or part.  Reliant reserves the right to oppose class certification should this Agreement be terminated in whole or part. Termination by Reliant under this Section 12.6, or any other failure of this agreement to become effective as to the California and/or Egger Classes shall in no manner affect Reliant’s settlement with the California Parties, the Other Claimant Parties and any Additional Settling Participant.

12.7         Attorneys’ Fees.  Reliant shall not oppose separate requests by California Class Counsel and Egger Class Counsel for awards of attorneys’ fees and costs not to exceed $3,342,857 and $557,142, respectively, excluding interest.  The actual amount of each award shall be determined by the California Class and Egger Class courts, respectively, subject to the above-stated limits. Reliant agrees to pay the actual amounts so awarded, not to exceed the above-stated limits, into such accounts as California Class Counsel and Egger Class Counsel may designate within ten (10) Business Days of the entry of the applicable order(s) awarding attorneys’ fees and costs; provided that:  (i) in the event of a successful appeal by any person or entity that challenges any award of attorneys’ fees or costs, or challenges any other part of this Agreement, each law firm for the Class Action Parties agrees to repay the full amount of all attorneys’ fees and costs paid to that law firm that are impacted by the successful appeal, with interest at the annual rate of 4% from the date of an initial payment to and including the date of repayment and to provide reasonable security for such repayment to that counsel in the form set forth in Exhibit H hereto; and (ii) if the trial court has not approved either fee application by March 1, 2006, with respect to such application, Reliant shall pay interest on the amounts that are actually awarded at the annual rate of 4% from March 1, 2006 to and including the date of the payment.

12.8         Miscellaneous.  All Parties to this Agreement acknowledge and agree that the Settlement Amount described in Section 4.1 constitutes a direct and substantial benefit to the Class Action Parties and shall constitute a setoff or offset with respect to all claims that are released pursuant to Section 8.6.1.  The Settling Participants agree not to oppose court approval of Reliant’s settlement of the California Class and Egger Class actions, or Class Counsel’s applications for attorneys’ fees and costs.

13.          DISPUTE RESOLUTION

13.1         Resolution by FERC.  If any disputes arise between the Parties and/or the PX or the ISO in connection with the fulfillment of the Parties’ obligations under this Agreement, the Parties shall present such disputes to the FERC for resolution pursuant to FERC’s rules and regulations, subject to each Party’s rights to seek rehearing and judicial review of FERC’s decisions and orders pertaining to the resolution of such disputes.  This provision shall not apply, however, to any disputes which may arise with respect to the class action settlement provisions under Sections 12.1 through 12.7.

14.          GOVERNING LAW; INTERPRETATION

14.1         Governing Law.  To the extent not governed by federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws principles.

14.2         Entire Agreement.  This Agreement contains the entire agreement among the Parties with respect to the subject matter hereof and there are no agreements, understandings, representations, or warranties among the Parties other than those set forth herein.  Each of the Parties expressly disclaims any reliance upon any representations or warranties not stated herein.

14.3         Headings.  The headings or titles of Articles or Sections used in this Agreement (in bold typeface) are for convenience only and shall be disregarded in interpreting this Agreement.

14.4         Parties Represented by Counsel.  The Parties acknowledge that they have sought the advice of, and have been advised by, legal counsel of their choice in connection with the negotiation of this Agreement, and that the Parties have willingly entered into this Agreement with a full understanding of the legal and financial consequences of this Agreement.

14.5         Drafting of Agreement.  The Parties acknowledge that (i) this Agreement is the result of negotiations among, and has been reviewed by, each Party and its respective counsel, and (ii) all Parties contributed to the drafting of this Agreement.  Accordingly, this Agreement shall be deemed to be the product of all Parties, and no ambiguity shall be construed in favor of or against any Party on the basis that it drafted the ambiguous provision.

14.6         Rules of Interpretation.  The following rules of interpretation shall apply to this Agreement, including all Exhibits.

14.6.1      Singular; Plural.  Unless the context otherwise requires, words used in this Agreement shall include in the singular number the plural and in the plural number the singular.

14.6.2      Self Reference; Incorporation by Reference; Cross Reference.  Except as otherwise specified herein, all references in this Agreement to an “Article,” “Section,” or “Exhibit” shall mean an Article, Section, or Exhibit of this Agreement.  The words “hereof,” “herein,” and “hereunder,” and words of similar import when used in this Agreement, including the Exhibits attached hereto, shall, unless otherwise specified, refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or provision of this Agreement, and all references to Articles, Sections or Exhibits shall be to all subparts of such Articles, Sections or Exhibits.  All Exhibits shall be deemed to be incorporated by reference and made a part of this Agreement.

14.6.3      Inclusive of Permitted Successors.  Unless otherwise stated, any reference in this Agreement to any person or entity shall include its permitted successors and assigns and, in the case of any governmental entity or party, any entity succeeding to its functions and capabilities.

14.6.4      Inclusive References.  When used herein, the words “include,” “includes,” and “including” shall not be limiting and shall be deemed in all instances to be followed by the phrase “without limitation.”

15.          MISCELLANEOUS

15.1         Notices.  All notices, demands and other communications between or among any of the Parties hereunder shall be in writing and shall be deemed to have been duly given:  (i) when personally delivered; (ii) upon actual receipt (as established by confirmation of receipt or otherwise) during normal business hours, otherwise on the first (1st) Business Day thereafter, if transmitted by facsimile or telecopier with confirmation of receipt; (iii) on the date of receipt when mailed by certified mail, return receipt requested, postage prepaid; or (iv) on the date of receipt when sent by overnight courier; in each case, to the individuals and addresses set forth in Exhibit E, or to such other addresses as a Party may from time to time specify by notice to the other Parties given pursuant to this Section 15.1.  Email addresses are provided for convenience only and do not constitute notice.

15.2         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns and in the case of any governmental party, any entity succeeding to its functions and capabilities.

15.3         No Third-Party Beneficiaries; No Admissions.  This Agreement is not intended to confer upon any person or entity that is not a Party or an Opt-In Participant any rights or remedies hereunder, and no one, other than a Party or an Opt-In Participant, is entitled to rely on any representation, warranty, covenant, release, waiver or agreement contained herein.  Moreover, except for the purpose of enforcing the terms and conditions of this Agreement as between and among the Parties and the Opt-In Participants, nothing herein shall establish any facts or precedents as between the Parties, the Opt-In Participants, and any third parties as to the resolution of any dispute.  Each Settling Participant and Reliant Party expressly denies any wrongdoing or culpability with respect to the claims against it released in this Agreement, or any other matter addressed in this Agreement, and does not, by execution of this Agreement, admit or concede any actual or potential fault, wrongdoing or liability in connection with any facts or claims that have been or could have been alleged against it with respect thereto.  Neither this Agreement, nor any act performed or document executed pursuant to or in furtherance of this Agreement:  (i) is or may be deemed to be, or may be used by a

Settling Participant or a Reliant Party as, an admission of, or evidence of, the validity of any released claim, or of any wrongdoing or liability of any of the Parties or Opt-In Participant; (ii) is or may be deemed to be, or may be used by a Settling Participant or a Reliant Party as, an admission of, or evidence of, any fault or omission of any of the Parties or Opt-In Participant in any civil, criminal, regulatory or administrative proceeding in any court, administrative agency, regulatory authority, or other tribunal; or (iii) shall be offered in evidence or alleged in any pleading by any Settling Participant or any Reliant Party, except to obtain the Required Approval, or to enforce the terms of and obtain the benefits of this Agreement.  In no event shall this Agreement, any of its provisions or any negotiations, statements or court proceedings relating to this Agreement or the Settlement in any way be construed as, offered as, received as, used as or deemed to be evidence of any kind in any action, or in any judicial, administrative, regulatory or other proceeding, except in a proceeding to enforce the terms or obtain the benefits of this Agreement or to obtain the Required Approvals.

15.4                           Costs.  Except as provided in this Agreement, each of the Parties and each Opt-In Participant shall pay its own costs and expenses, including attorneys’ fees, incurred in connection with the disputes that are settled herein and the negotiation, preparation and implementation of this Agreement including costs and expenses incurred in preparing stipulations, making motions and seeking and obtaining the Required Approvals.

15.5                           Modifications.  This Agreement may be modified only if in writing and signed by each of the Parties affected by the proposed modification.  No waiver of any provision of this Agreement or departure from any term of this Agreement shall be effective unless in writing and signed by the Settling Claimants with respect to any waiver requested by the Reliant Parties and by the Reliant Parties with respect to any waiver requested by the Settling Claimants.  No modification will be effective unless any approval of the CPUC or FERC that may be required with respect to such modification, if any, has been received.

15.6                           Assignments.  No Party shall, except as provided in Section 4.2.1, assign or transfer this Agreement or its rights or obligations hereunder without the prior written consent of the other affected Parties; provided, however, that any Party may, without the consent of the other Parties (and without relieving itself from liability hereunder), transfer or assign this Agreement to any person or entity succeeding to all or substantially all of the assets of such Party, provided that the assignee agrees in writing to be bound by the terms and conditions hereof.

15.7                           Joint and Several Liability.  Nothing in this Agreement shall be deemed to create any joint and several liability among the Settling Participants.

15.8                           Consents; Acceptance.  Unless otherwise expressly provided herein, any consent, acceptance, satisfaction, cooperation, or approval required of a Party under this Agreement shall not be unreasonably withheld or delayed.

SIGNATURES

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives.  This Agreement may be executed in any number of counterparts, each of which, when executed, will be deemed to be an original and all of which taken together will be deemed to be one and the same instrument.  This Agreement may be executed by signature transmitted to other parties via facsimile or .pdf (portable document format) transmission, which shall be deemed to be the same as an original signature.

SIGNATURES APPEAR ON THE PAGES THAT FOLLOW

Reliant Signature Page

Reliant Signature Page

Reliant Signature Page

OMOI Signature Page

PG&E Signature Page

SCE Signature Page

SDG&E Signature Page

California Attorney General Signature Page

CERS Signature Page

CEOB Signature Page

CPUC Signature Page

Oregon Attorney General Signature Page

Washington Attorney General Signature Page

California Class Signature Page

Egger Class Signature Page

Local Governmental Party Signature Pages — Pages for any or all of the following:

The City and County of San Francisco

The City of Oakland

The County of Santa Clara

The County of Contra Costa

Valley Center Municipal Water District

Padre Dam Municipal Water District

Ramona Municipal Water District

Helix Water District

Vista Irrigation District

Yuima Municipal Water District

Fallbrook Public Utility District

Borrego Water District

Metropolitan Transit Development Board

San Diego Trolley, Inc.

San Diego Transit Corporation

Sweetwater Authority

RELIANT SIGNATURE PAGE

TO SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

AMONG RELIANT, OMOI, CALIFORNIA PARTIES, ADDITIONAL CLAIMANTS,
CLASS ACTION PARTIES, AND LOCAL GOVERNMENTAL PARTIES

RELIANT ENERGY, INC.

By:

Name:

Title:

Date:

RELIANT ENERGY SERVICES, INC.

By:

Name:

Title:

Date:

RELIANT ENERGY POWER GENERATION, INC.

By:

Name:

Title:

Date:

Signature Page

RELIANT ENERGY CALIFORNIA HOLDINGS, INC.

By:

Name:

Title:

Date:

RELIANT ENERGY COOLWATER, INC.

By:

Name:

Title:

Date:

RELIANT ENERGY ELWOOD, INC.

By:

Name:

Title:

Date:

RELIANT ENERGY ETIWANDA, INC.

By:

Name:

Title:

Date:

RELIANT ENERGY MANDALAY, INC.

By:

Name:

Title:

Date:

RELIANT ENERGY ORMOND BEACH, INC.

By:

Name:

Title:

Date:

OMOI SIGNATURE PAGE

TO SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

AMONG RELIANT, OMOI, CALIFORNIA PARTIES, ADDITIONAL CLAIMANTS,
CLASS ACTION PARTIES, AND LOCAL GOVERNMENTAL PARTIES

THE FEDERAL ENERGY REGULATORY COMMISSION OFFICE OF MARKET OVERSIGHT AND INVESTIGATIONS

By:

Name:

Title:

Date:

PG&E SIGNATURE PAGE

TO SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

AMONG RELIANT, OMOI, CALIFORNIA PARTIES, ADDITIONAL CLAIMANTS,
CLASS ACTION PARTIES, AND LOCAL GOVERNMENTAL PARTIES

PACIFIC GAS AND ELECTRIC COMPANY

By:

Name:

Title:

Date:

SCE SIGNATURE PAGE

TO SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

AMONG RELIANT, OMOI, CALIFORNIA PARTIES, ADDITIONAL CLAIMANTS,
CLASS ACTION PARTIES, AND LOCAL GOVERNMENTAL PARTIES

SOUTHERN CALIFORNIA EDISON COMPANY

By:

Name:

Title:

Date:

SDG&E SIGNATURE PAGE

TO SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

AMONG RELIANT, OMOI, CALIFORNIA PARTIES, ADDITIONAL CLAIMANTS,
CLASS ACTION PARTIES, AND LOCAL GOVERNMENTAL PARTIES

SAN DIEGO GAS & ELECTRIC COMPANY

By:

Name:

Title:

Date:

CALIFORNIA ATTORNEY GENERAL SIGNATURE PAGE

TO SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

AMONG RELIANT, OMOI, CALIFORNIA PARTIES, ADDITIONAL CLAIMANTS,
CLASS ACTION PARTIES, AND LOCAL GOVERNMENTAL PARTIES

THE PEOPLE OF THE STATE OF CALIFORNIA, EX REL. BILL LOCKYER, ATTORNEY GENERAL OF THE STATE OF CALIFORNIA

By:

Name:

Title:

Date:

CERS SIGNATURE PAGE

TO SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

AMONG RELIANT, OMOI, CALIFORNIA PARTIES, ADDITIONAL CLAIMANTS,
CLASS ACTION PARTIES, AND LOCAL GOVERNMENTAL PARTIES

CALIFORNIA DEPARTMENT OF WATER RESOURCES, ACTING SOLELY UNDER THE AUTHORITY AND POWERS CREATED IN CALIFORNIA ASSEMBLY BILL 1 FROM THE FIRST EXTRAORDINARY SESSION OF 2000-2001, CODIFIED IN SECTIONS 80000 THROUGH 80270 OF THE CALIFORNIA WATER CODE

By:

Name:

Title:

Date:

CEOB SIGNATURE PAGE

TO SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

AMONG RELIANT, OMOI, CALIFORNIA PARTIES, ADDITIONAL CLAIMANTS,
CLASS ACTION PARTIES, AND LOCAL GOVERNMENTAL PARTIES

CALIFORNIA ELECTRICITY OVERSIGHT BOARD

By:

Name:

Title:

Date:

CPUC SIGNATURE PAGE

TO SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

AMONG RELIANT, OMOI, CALIFORNIA PARTIES, ADDITIONAL CLAIMANTS,
CLASS ACTION PARTIES, AND LOCAL GOVERNMENTAL PARTIES

CALIFORNIA PUBLIC UTILITIES COMMISSION

By:

Name:

Title:

Date:

OREGON ATTORNEY GENERAL SIGNATURE PAGE

TO SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

AMONG RELIANT, OMOI, CALIFORNIA PARTIES, ADDITIONAL CLAIMANTS,
CLASS ACTION PARTIES, AND LOCAL GOVERNMENTAL PARTIES

HARDY MYERS, ATTORNEY GENERAL OF THE STATE OF OREGON in his capacity as the chief law enforcement officer of the state, and to the greatest extent permitted by law

By:

Name:

Title:

Date:

WASHINGTON ATTORNEY GENERAL SIGNATURE PAGE

TO SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

AMONG RELIANT, OMOI, CALIFORNIA PARTIES, ADDITIONAL CLAIMANTS,
CLASS ACTION PARTIES, AND LOCAL GOVERNMENTAL PARTIES

ROB MCKENNA, ATTORNEY GENERAL OF THE STATE OF WASHINGTON in his capacity as the chief law enforcement officer of the state, and to the greatest extent permitted by law

By:

Name:

Title:

Date:

CALIFORNIA CLASS SIGNATURE PAGE

TO SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

AMONG RELIANT, OMOI, CALIFORNIA PARTIES, ADDITIONAL CLAIMANTS,
CLASS ACTION PARTIES, AND LOCAL GOVERNMENTAL PARTIES

CALIFORNIA CLASS

By:

Name:

Title:

Date:

EGGER CLASS SIGNATURE PAGE

TO SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

AMONG RELIANT, OMOI, CALIFORNIA PARTIES, ADDITIONAL CLAIMANTS,
CLASS ACTION PARTIES, AND LOCAL GOVERNMENTAL PARTIES

EGGER CLASS

By:

Name:

Title:

Date:

LOCAL GOVERNMENTAL PARTY SIGNATURE PAGE

TO SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

AMONG RELIANT, OMOI, CALIFORNIA PARTIES, ADDITIONAL CLAIMANTS,
CLASS ACTION PARTIES, AND LOCAL GOVERNMENTAL PARTIES

THE CITY AND COUNTY OF SAN FRANCISCO

By:

Name:

Title:

Date:

THE CITY OF OAKLAND

By:

Name:

Title:

Date:

THE COUNTY OF SANTA CLARA

By:

Name:

Title:

Date:

THE COUNTY OF CONTRA COSTA

By:

Name:

Title:

Date:

VALLEY CENTER MUNICIPAL WATER DISTRICT

By:

Name:

Title:

Date:

PADRE DAM MUNICIPAL WATER DISTRICT

By:

Name:

Title:

Date:

RAMONA MUNICIPAL WATER DISTRICT

By:

Name:

Title:

Date:

HELIX WATER DISTRICT

By:

Name:

Title:

Date:

VISTA IRRIGATION DISTRICT

By:

Name:

Title:

Date:

YUIMA CENTER MUNICIPAL WATER DISTRICT

By:

Name:

Title:

Date:

FALLBROOK PUBLIC UTILITY DISTRICT

By:

Name:

Title:

Date:

BORREGO WATER DISTRICT

By:

Name:

Title:

Date:

METROPOLITAN TRANSIT DEVELOPMENT BOARD

By:

Name:

Title:

Date:

SAN DIEGO TROLLEY, INC.

By:

Name:

Title:

Date:

SAN DIEGO TRANSIT CORPORATION

By:

Name:

Title:

Date:

SWEETWATER AUTHORITY

By:

Name:

Title:

Date:

EXHIBIT C

Settlement and Release of Claims Agreement

DEEMED DISTRIBUTION PARTICIPANTS

Pacific Gas and Electric Company

British Columbia Power Exchange Corporation

Sempra Energy Trading Corporation

Puget Sound Energy

El Paso Power Services Company

Idaho Power Company

City of Pasadena

Transalta Energy Marketing Inc.

Constellation Power Source Inc.

Automated Power Exchange

PECO Energy Company

Western Area Power Admin.-Redding

C-1

EXHIBIT D

Settlement and Release of Claims Agreement

LOCAL GOVERNMENTAL PARTIES’ ALLOCATION MATRIX

The City and County of San Francisco	$666,666.00
The City of Oakland;	$666,667.00
The County of Santa Clara	$666,667.00
The County of Contra Costa;	$666,667.00
Valley Center Municipal Water District	$245,673.12
Padre Dam Municipal Water District	$126,007.28
Ramona Municipal Water District	$164,702.82
Helix Water District	$105,115.07
Vista Irrigation District	$48,175.90
Yuima Municipal Water District	$81,285.11
Fallbrook Public Utility District	$46,187.56
Borrego Water District	$34,762.60
Metropolitan Transit Development Board	$—
San Diego Trolley, Inc.	$—
San Diego Transit Corporation	$—
Sweetwater Authority	$81,423.54

Total	$3,600,000.00

D-1